UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Anchor BanCorp Wisconsin Inc.

(Name of Registrant as Specified In Its Charter)

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ANCHOR BANCORP WISCONSIN INC.
25 West Main Street
Madison, Wisconsin 53703

July 7, 2010

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of Anchor BanCorp Wisconsin Inc. The meeting will be held at the Crowne Plaza, 4402 E. Washington Avenue, Madison, Wisconsin, on Monday, August 9, 2010, at 2:00 p.m., Central Daylight Time.

The notice of meeting and proxy statement following this letter describe the business to be transacted at the annual meeting. You are asked to:

1. elect three directors, each for a three-year term;

2. vote on an advisory (non-binding) proposal to approve the compensation for the Company’s executive officers, pursuant to the American Recovery and Reinvestment Act of 2009, as disclosed pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission;

3. ratify the appointment of McGladrey & Pullen LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2011; and

4. transact such other business as may properly come before the meeting or any adjournment thereof. Management is not aware of any other such business.

Whether or not you plan to attend the annual meeting, please complete, sign and date the enclosed proxy card and return it in the enclosed postage paid envelope as soon as possible. Your vote is very important. Submitting your vote by proxy will not limit your right to attend the meeting and vote in person.

Your continued support of and interest in Anchor BanCorp Wisconsin Inc. are sincerely appreciated.

Sincerely,

David Omachinski Chairman of the Board	Chris Bauer President and Chief Executive Officer

ANCHOR BANCORP WISCONSIN INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On August 9, 2010

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Anchor BanCorp Wisconsin Inc. will be held at the Crowne Plaza, 4402 E. Washington Avenue, Madison, Wisconsin, on Monday, August 9, 2010, at 2:00 p.m., Central Daylight Time, for the following purposes, all of which are more completely set forth in the accompanying proxy statement:

1. to elect three directors, each for a three-year term;

2. to vote on an advisory (non-binding) proposal to approve the compensation for the Company’s executive officers, pursuant to the American Recovery and Reinvestment Act of 2009, as disclosed pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission;

3. to ratify the appointment of McGladrey & Pullen LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2011; and

4. to transact such other business as may properly come before the meeting or any adjournment thereof. Management is not aware of any other such business.

The board of directors has fixed June 4, 2010, as the voting record date for the determination of shareholders entitled to notice of and to vote at the annual meeting and at any adjournment thereof. Only those shareholders of record as of the close of business on that date will be entitled to vote at the annual meeting or at any adjournment thereof.

Your vote is important regardless of the number of shares you own. Whether or not you expect to attend the annual meeting, please indicate your voting directions, sign, date and promptly return the accompanying proxy, which is solicited by the Anchor BanCorp Wisconsin Inc. board of directors, using the enclosed self addressed envelope, which requires no postage if mailed in the United States. If for any reason you should desire to revoke your proxy, you may do so at any time before it is voted at the annual meeting.

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING TO BE HELD ON AUGUST 9, 2010.

Our proxy statement and the proxy card for our 2010 annual meeting of shareholders are available on our website at www.anchorbank.com. Information on our website other than this proxy statement and the proxy card, is not part of this proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS

Mark D. Timmerman
Executive Vice President, Secretary and
General Counsel

Madison, Wisconsin
July 7, 2010

ANCHOR BANCORP WISCONSIN INC.
25 West Main Street
Madison, Wisconsin 53703

PROXY STATEMENT

ANNUAL MEETING

This Proxy Statement and the enclosed Proxy Card are furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Anchor BanCorp Wisconsin Inc. (the “Company”), the holding company for AnchorBank, fsb. They will be used at the annual meeting of shareholders of the Company (the “Annual Meeting”) to be held on August 9, 2010 at 2:00 p.m., Central Daylight Time, at the Crowne Plaza, 4402 E. Washington Avenue, Madison, Wisconsin. The accompanying Notice of Annual Meeting, this Proxy Statement, and the Proxy Card are being first mailed to shareholders entitled to vote at the Annual Meeting on or about July 7, 2010. As used in this Proxy Statement, the terms “we,” “us,” and “our” refer to the Company and “Bank” refers to AnchorBank, fsb.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Who is soliciting my vote?

The Board of Directors of Anchor BanCorp Wisconsin Inc. is soliciting your vote for our Annual Meeting.

What information is contained in this Proxy Statement?

This information relates to the proposals to be voted on at the Annual Meeting, compensation of our directors and senior executive officers, the voting process and certain other information required to be disclosed in this Proxy Statement.

Who is entitled to vote?

Only holders of record of the common stock at the close of business on June 4, 2010 (the “Record Date”) will be entitled to notice of and vote at the Annual Meeting and at any adjournment or postponement thereof.

How many votes can be cast by all shareholders?

A total of 21,689,604 votes may be cast on each matter presented, consisting of one vote for each share of the Company’s common stock, par value $0.10 per share, which was outstanding on the record date. The Company’s common stock is listed on the NASDAQ Global Market (“NASDAQ”), and the Company is subject to NASDAQ’s rules and regulations. There is no cumulative voting for directors.

How many votes must be present to hold the Annual Meeting?

A quorum of a majority of the votes that may be cast, or 10,844,802 votes, must be present in person or represented by proxy to hold the Annual Meeting. We urge you to vote by proxy even if you plan to attend the meeting. That will help us know as soon as possible that enough votes will be present to hold the Annual Meeting. In determining whether a quorum exists, we will include in the count (i) shares represented by proxies that reflect abstentions and (ii) shares referred to as “broker non-votes” (i.e., shares held by brokers or nominees for which instructions have not been received from the beneficial owners, or persons entitled to vote, and that are not voted by that broker or nominee).

What will I vote on?

You are being asked to:

1. elect three directors, each for a three-year term;

2. vote on an advisory (non-binding) proposal to approve the compensation for the Company’s executive officers, pursuant to the American Recovery and Reinvestment Act of 2009, as disclosed pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission;

3. ratify the appointment of McGladrey & Pullen LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2011; and

4. transact such other business as may properly come before the meeting or any adjournment thereof. Management is not aware of any other such business.

How do I vote?

If you are the shareholder of record:  You may vote by one of the following methods:

1. by telephone by calling toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone;

2. by mail by completing the enclosed Proxy Card and returning it; or

3. in person at the Annual Meeting.

Whichever method you use, the individuals (proxies) identified on the Proxy Card will vote the shares of which you are the shareholder of record in accordance with your instructions. If you submit a signed Proxy Card without giving specific voting instructions, the individuals (proxies) will vote the shares as recommended by the Board.

If you own your shares in “street name,” that is, through a brokerage account or in another nominee form:  You must provide instructions to the broker or nominee as to how your shares should be voted. Brokers do not have the discretion to vote on the proposals considered “non-routine” and will only vote on such proposals at the direction of the underlying beneficial owners of the shares of voting stock. Accordingly, if you do not instruct your broker to vote your shares, your broker will not have the discretion to vote your shares. Your broker or nominee will usually provide you with the appropriate instruction forms at the time you receive this Proxy Statement. If you own your shares in this manner, you cannot vote in person at the Annual Meeting unless you receive a proxy to do so from the broker or the nominee, and you bring the proxy to the Annual Meeting.

How many votes will be required to elect a director or to adopt the proposals?

•	Proposal 1: The three nominees for director receiving the highest number of votes shall be elected to the Board. This is referred to as a “plurality.”

•	Proposals 2 and 3: To approve all other proposals, the votes cast for the proposal must exceed the votes cast against the proposal.

Can I change or revoke my proxy?

Yes, you may change your vote or revoke your proxy at any time before it is exercised. To do so, you should:

•	Send in a new proxy card with a later date;

•	Send a written revocation to the Secretary of the Company; or

•	Attend the Annual Meeting and vote in person.

Written revocations of a prior vote must be sent by mail to the Secretary of the Company at our address shown above, or by delivering a duly executed proxy bearing a later date. If you attend the Annual Meeting and vote in person, your vote will revoke any previously submitted proxy. If you hold your shares in street name, you must contact your broker if you wish to change your vote.

What if I vote to abstain?

For each matter (including the election of each nominee for director) submitted to the shareholders for a vote, you have the option of voting for, against or abstaining on such matter. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote.

What happens if I do not vote?

If you are a holder of record and you do not vote shares held in your name, those shares will not be voted.

Brokers who are members of the Financial Industry Regulatory Authority (“FINRA”) may vote shares held by them in nominee name if they are permitted to do so under the rules of any national securities exchange to which they belong. A member broker of the FINRA may not, under NASDAQ rules, vote on matters that are not routine if the beneficial owner has not provided the broker with voting instructions.

If you hold your shares in street name with a broker who is a member of FINRA and do not instruct your broker as to how to vote your shares, your broker can vote your shares on the ratification of the selection of our independent auditor in your broker’s discretion. However, your broker cannot vote on the election of directors and the proposal regarding the compensation for our executives, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (“SEC”).

If your broker votes your shares on some but not all of the proposals, the votes will be “broker non-votes” for any proposal on which they are not voted. Broker non-votes will have no effect on the election of directors, the ratification of the selection of the independent auditor, or on the other proposals.

Will my vote be confidential?

Yes. We have a policy of confidentiality in the voting of shareholder proxies. Individual shareholder votes are kept confidential, unless disclosure is: (i) necessary to meet legal requirements or to assert or defend claims for or against the Company or (ii) made during a contested proxy solicitation, tender offer, or other change of control situations.

What if there is voting on other matters?

Our Bylaws provide that business may be transacted at the Annual Meeting only if it is (a) stated in the Notice of Annual Meeting, (b) proposed at the direction of our Board or (c) proposed by any shareholder who is entitled to vote at the Annual Meeting and who has complied with the notice procedures in our Bylaws. The deadline for any shareholder to notify us of any proposals was April 20, 2010.

How does the Board recommend that I vote?

The Board unanimously recommends that you vote “FOR” each director nominee (Proposal 1) and “FOR” the approval of Proposals 2 and 3.

Why is the Board recommending approval of Proposal 2, relating to the advisory vote on executive compensation, and what happens if it is not approved?

The American Recovery and Reinvestment Act of 2009 (“ARRA”) requires TARP recipients to permit a non-binding shareholder vote to approve the compensation of executive officers.

Because your vote is advisory, it will not be binding on the Board and will not overrule any decision by the Board or require the Board to take any action. However, the Board will take into account the outcome of the vote when considering future executive compensation decisions.

Accordingly, the Board unanimously recommends that shareholders vote “FOR” Proposal 2 related to executive compensation.

Why is the Board recommending approval of Proposal 3, relating to our independent public accountant, and what happens if it is not approved?

If Proposal 3 is ratified, we will retain McGladrey & Pullen LLP as our independent registered public accountants for the fiscal year ending March 31, 2011. If Proposal 3 is not ratified, the Audit Committee will reconsider whether to retain our independent registered public accountants for the fiscal year ending March 31, 2011.

Accordingly, the Board unanimously recommends that shareholders vote “FOR” Proposal 3 related to our independent public accountant.

What was the deadline for shareholders to notify us of proposals for the 2010 Annual Meeting of Shareholders?

The deadline for submitting shareholder proposals for the 2010 Annual Meeting for inclusion in the proxy statement was February 16, 2010. The deadline for submitting shareholder proposals for the 2010 Annual Meeting for inclusion on the agenda was April 20, 2010.

What is the deadline for shareholders to notify us of proposals for the 2011 Annual Meeting of Shareholders?

The deadline for submitting shareholder proposals for the 2011 Annual Meeting for inclusion in the proxy statement is February 16, 2011. The deadline for submitting shareholder proposals for the 2011 Annual Meeting for inclusion on the agenda is April 20, 2011.

Will a representative of the Company’s independent registered public accounting firm be present at the Annual Meeting?

Yes, representatives of McGladrey & Pullen LLP will attend the Annual Meeting and will be available to respond to appropriate questions from shareholders. The representatives will also have the opportunity to make a statement, if they desire to do so. The Board has approved the appointment of McGladrey & Pullen LLP as our independent auditors for fiscal year ending March 31, 2011, subject to ratification by shareholders.

Will the directors attend the Annual Meeting?

We strongly encourage our directors to attend the Annual Meeting. At the 2009 Annual Meeting of shareholders, all of our directors were present.

How can I attend the Annual Meeting?

Only shareholders as of the Record Date (June 4, 2010) or their proxy holders may attend the Annual Meeting. If you plan to attend the Annual Meeting or appoint someone to attend as your proxy, please check the box on your proxy card. You or your proxy holder will then need to show photo identification at the shareholders’ admittance desk to gain admittance to the Annual Meeting.

If you do not inform us in advance that you plan to attend the Annual Meeting, you will need to bring with you:

•	Photo identification, and

•	If you hold your shares in street name, proof of ownership of your shares as of the record date, such as a letter or account statement from your broker or bank.

What happens if the Annual Meeting is postponed or adjourned?

Your proxy will still be valid and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

Do any shareholders beneficially own more than 5% of our common stock?

Yes. According to public filings, as of June 4, 2010, there was one holder that beneficially owned more than 5% of our common stock: Anchor Bancorp Wisconsin, Inc. Employee Stock Ownership Plan Trust.

How can I review the list of shareholders eligible to vote?

A list of shareholders as of the Record Date will be available at our offices at 25 West Main Street, Madison, Wisconsin 53703 from June 4, 2010, to the date of the Annual Meeting for inspection and review by any shareholder during regular business hours. We will also make the list available at the Annual Meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

Our articles of incorporation provide that the Board shall be divided into three classes which are as equal in number as possible. Pursuant to our Bylaws, the number of directors of the Company is currently set at nine, divided into classes of three, three and three directors each. One class is elected each year to serve for a term of three years, and in each case until their successors are elected and qualified.

The Nominating Committee has adopted guidelines for evaluating and selecting candidates for nomination to the Board of Directors. The guidelines direct the Nominating Committee and the other directors to recognize that the contribution of the Board of Directors depends not only on the character and capacities of the directors taken individually, but also on their collective strengths. To that end, the guidelines state that the Board should be composed of directors who:

•	bring to the Board a variety of experience and backgrounds;

•	form a central core of business executives with substantial senior management experience and financial expertise;

•	have substantial experience outside the business community (i.e., in government or advanced academia); and

•	represent the balanced, best interests of the shareholders as a whole and the interests of the Company’s stakeholders, as appropriate, rather than special interest groups or constituencies.

The Nominating Committee evaluates the Board as a whole to determine the extent to which these guidelines are satisfied. Taken together, the Nominating Committee believes that the directors listed below fulfill these objectives. The descriptions in this section provide certain biographical information about each of the nominees for election as a director, followed by a statement regarding the specific experience, qualifications, attributes or skills that led to the Nominating Committee’s conclusion that each director should serve as a director of the Company.

The following three directors are nominated to be elected at the Annual Meeting: Greg M. Larson, David L. Omachinski and Pat Richter. Each of these persons currently is a director of the Company. The term of each encumbant director listed below under “Nominees For Directors with Terms Expiring in 2013” expires at the 2010 Annual Meeting. Douglas J. Timmerman retired from the Board effective May 5, 2010. The Board will not be replacing the vacancy created by this retirement and, consistent with the applicable provisions of the Bylaws, the number of directors of the Company has been set to nine.

There are no arrangements or understandings between the nominees for director and any other person pursuant to which such person was selected as a nominee for election as a director at the Annual Meeting.

Unless otherwise directed, each proxy executed and returned by a shareholder will be voted for the election of the three nominees for director listed below. If any person named as nominee should be unable or unwilling to stand for election at the time of the annual meeting, the proxies will vote for any replacement nominee or nominees recommended by the Board. At this time, the Board knows of no reason why any of the nominees listed below may not be able to serve as a director if elected.

Nominees For Directors with Terms Expiring in 2013

			Director
Name	Age	Principal Occupation and Business Experience	Since(1)

Greg M. Larson	60	Director; Chief Executive Officer and Manager of CedarTree LLC. Former President and Chief Executive Officer of Demco, Inc., a direct mail school and library supply company located in Madison, Wisconsin. His qualifications to serve as a director of the Company, a member of the Audit Committee, and a member of the Compensation Committee include his substantial senior management experience, financial expertise, marketing and analytical expertise.	1992
David L. Omachinski	58	Chairman of the Board since June 2009; Lead Director of the Board from February 2009 to June 2009; Independent Business Consultant. President & Chief Executive Officer of Magnum Products, LLC. (from October 2005 to August 2006). Magnum supplies light towers, mobile generators, trash pumps and other construction equipment for a variety of industries. Prior thereto, he was President & Chief Operating Officer (since February 2004), Executive Vice President, Chief Operating & Financial Officer, and Treasurer (since 2002) and Vice President-Finance, Chief Financial Officer & Treasurer (since 1993) of OshKosh B’Gosh, Inc. His qualifications to serve as a director of the Company and as Chair of the Audit Committee include his education and training in finance and accounting, substantial senior management experience and financial expertise. He is a CPA, has practiced with a public accounting firm and has served in various executive capacities. He meets the requirements of an audit committee financial expert.	2002
Pat Richter	68	Director; Retired. Director of Athletics-Emeritus at the University of Wisconsin. Member of the board of directors of the Green Bay Packers, Green Bay, Wisconsin; member of the board of directors Meriter Health Services, Madison, Wisconsin and member of the board of directors, Wisconsin Sports Development Corporation, Madison, Wisconsin. Mr. Richter is currently serving as a consultant for several business organizations. His qualifications to serve as a director of the Company and as Chair of the Compensation Committee include his substantial senior management experience.	1990

The board recommends a vote FOR approval of the above nominees for director.

Members of the Board of Directors Continuing in Office

Directors with Terms Expiring in 2011

			Director
Name	Age	Principal Occupation and Business Experience	Since(1)

Richard A. Bergstrom	60	Director; President of Bergstrom Corporation, Wisconsin’s largest automotive retailer, with 25 dealerships across the state; Director of the Bank. His qualifications to serve as a director of the Company include substantial senior management expertise and financial expertise as president of Bergstrom Corporation.	1999
Donald D. Parker	71	Director; Retired; former Officer, Director and Chairman of the Board of FCB Financial Corp. and Fox Cities Bank, F.S.B. His qualifications to serve as a director of the Company and a member of the Audit Committee include serving as CEO and Chairman of FCB Financial Corp. and Fox Cities Bank, F.S.B.	1999
James D. Smessaert	72	Director; Retired; former President, Director and Chairman of the Board of Ledger Capital Corp. and Ledger Bank, S.S.B. His qualifications to serve as a director of the Company include serving as CEO and Chairman of Ledger Capital Corp. and Ledger Bank, S.S.B.	2002

Directors with Terms Expiring in 2012

			Director
Name	Age	Principal Occupation and Business Experience	Since(1)

Chris M. Bauer	61	Director; President and Chief Executive Officer of the Company since June 2009; Director and Chief Executive Officer of the Bank since June 2009; current chairman of the American Automobile Association; founded First Business Bank Milwaukee in 2000, serving as its chairman until 2003; retired as chairman and Chief Executive Officer of Firstar Bank Milwaukee and head of commercial banking for Firstar Corp. in 1999.	2009
Holly Cremer Berkenstadt	54	Director; Former Chairman of the Board and Director of Wisconsin Cheeseman, Inc., a direct food and gift company located in Sun Prairie, Wisconsin, Director Cremer Foundation. Her qualifications to serve as a director of the Company and a member of the Audit Committee include substantial senior management expertise and financial expertise.	1994
Donald D. Kropidlowski	68	Director; formerly Senior Vice President of the Bank from July 1995 until August 2001; former Director, President and Chief Executive Officer of American Equity Bancorp and American Equity Bank of Stevens Point. His qualifications to serve as a director of the Company and a member of the Compensation Committee include serving as Director, President and CEO of American Equity Bancorp and American Equity Bank of Stevens Point.	1995

(1)	Includes service as director of the Bank.

Independence of Directors

Our Board has adopted the following standards for director independence in compliance with rules of the SEC and corporate governance listing standards for companies listed on the NASDAQ:

•	No director qualifies as “independent” unless the Board affirmatively determines that the director has no material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us);

•	A director who is an employee, or whose immediate family member is an executive officer of ours is not “independent” until three years after the end of such employment relationship;

•	A director who receives, or whose immediate family member receives, more than $120,000 per year in direct compensation from us or any of our subsidiaries, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not “independent” until three years after he or she ceases to receive more than $120,000 per year in such compensation;

•	A director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of ours is not “independent” until three years after the end of the affiliation or the employment or auditing relationship;

•	A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of our present executives serve on that company’s compensation committee is not “independent” until three years after the end of such service or the employment relationship; and

•	A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a charity to which we donate or a company that makes payments to, or received payments from, us for property or services in an amount which, in any single fiscal year, exceeds the greater of $200,000 or 5% of such other charity’s or company’s consolidated gross revenues, is not “independent” until three years after falling below such threshold.

Based on its annual review of the independence of directors, our Board has determined that each member of the Board, except Mr. Bauer meets the aforementioned independence standards. Mr. Bauer does not meet the aforementioned independence standards because he is the President and Chief Executive Officer of the Company and Chief Executive Officer of the Bank.

The independent directors meet in executive session regularly and additionally, as appropriate.

The Board and its Committees

Regular meetings of our Board are held quarterly and special meetings of the Board are held as needed. The Board held a total of twelve meetings during the fiscal year ended March 31, 2010. No incumbent director attended fewer than 75% of the aggregate total number of meetings of the Board held during the fiscal year ended March 31, 2010, and the total number of meetings held by all committees on which he or she served during such year.

Each director serving on any of the committees is independent as defined by NASDAQ Rules and applicable law. Current copies of the written charter of each committee are available on our website at www.anchorbank.com.

Audit Committee

The Audit Committee of the Board provides assistance to the Board in fulfilling its oversight responsibility to the shareholders of the Company relating to:

•	Monitoring the quality and integrity of our financial reporting process, financial statements and systems of internal controls regarding finance and accounting, including reviewing our annual report on Form 10-K and quarterly reports on Form 10-Q prior to filing with the SEC;

•	Reviewing our corporate compliance policies and monitoring compliance with our Code of Business Conduct and Ethics, a copy of which is available on the Company’s website at www.anchorbank.com, and other compliance policies with legal and regulatory requirements, including reviewing any significant case of employee conflict of interest or misconduct;

•	Monitoring the qualifications, independence and performance of the independent auditors, including approving in advance all audit and non-audit engagements;

•	Retaining and determining the compensation of the independent auditors;

•	Monitoring our financial, litigation and compliance risks; and

•	Reporting to our Board as appropriate.

The Audit Committee is empowered to appoint, compensate and oversee the work of the Company’s independent registered public accounting firm and to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the authority to engage and retain independent counsel and other advisors as it determines necessary to carry out its duties. The members of the Audit Committee are Ms. Berkenstadt and Messrs. Larson, Omachinski and Parker. Each of these persons is independent within the meaning of applicable laws and regulations, the listing standards of NASDAQ and the Company’s corporate governance guidelines. The Audit Committee met seven times during the fiscal year ended March 31, 2010, and no member of the Audit Committee attended fewer than seven meetings.

The Board has determined that Mr. Omachinski meets the standard of “Audit Committee Financial Expert,” as defined by the SEC, and that each member of the Audit Committee is independent from management and financially literate, as defined by the NASDAQ listing standards.

The Audit Committee operates pursuant to a written charter, which has been recently updated and a copy of which is available on the Company’s website at www.anchorbank.com.

Compensation Committee

The Compensation Committee evaluates, oversees and approves the compensation and benefits policies for our executive officers. It conducts its duties consistent with a written charter, assists our Board in fulfilling its responsibilities for overseeing the compensation of our executive officers and is responsible for the following:

•	Reviewing and approving corporate goals and objectives relevant to CEO compensation and evaluating the CEO’s performance in light of such goals and objectives;

•	Recommending to the Board the compensation and benefits for the CEO considering (at a minimum) the Company’s performance, relative shareholder return and the value of compensation granted to CEO’s at comparable or peer companies;

•	Setting compensation for our executive officers other than the CEO, after consideration of the CEO’s recommendations;

•	In accordance with the ARRA, meeting at least semi-annually to discuss and evaluate employee compensation plans in light of an assessment of any risk posed to the Company, as a participant in the Capital Purchase Program under the Emergency Economic Stabilization Act (“EESA”), to ensure that such plans do not encourage employees to take unnecessary and excessive risks; and, to the extent required by EESA, reviewing, at least annually “Senior Executive Officer” (“SEO” as defined in EESA) compensation, to ensure SEO compensation does not encourage such officers to take unnecessary and excessive risks;

•	Maintaining compensation practices that are consistent with applicable market standards and compliant with applicable regulatory requirements;

•	Recommending to the Board the approval, amendment and termination of any of our plans that permit awards of our common stock;

•	Approving significant amendments to the retirement plans, severance plans, deferred compensation plans or any other compensation or benefit plans in which our executive officers participate;

•	Overseeing our policies on structuring compensation programs for executive officers to preserve tax deductibility and to establish and certify, as and when required, the attainment of performance goals pursuant to the U.S. tax code;

•	Discussing and reviewing with management the disclosure regarding compensation and benefit matters and the Compensation Discussion and Analysis (“CD&A”) in the annual proxy statement, and recommending to the full Board whether the CD&A should be included in the annual proxy statement; and

•	Producing the Compensation Committee Report for inclusion in our annual proxy statement or in our Annual Report filed on Form 10-K, in accordance with applicable regulations.

The members of this committee are Messrs. Donald D. Kropidlowski, Greg M. Larson and Pat Richter. Each of these persons is independent within the meaning of applicable laws and regulations, the listing standards of the NASDAQ and the Company’s corporate governance guidelines. The Compensation Committee met two times during the fiscal year ended March 31, 2010, and no member of the Compensation Committee attended fewer than two meetings. The report of the Compensation Committee with respect to compensation for the Chief Executive Officer and all other executive officers for the fiscal year ended March 31, 2010, is set forth below under “Executive Compensation — Report of the Compensation Committee.

The Compensation Committee operates pursuant to a written charter, a copy of which is available on the Company’s website at www.anchorbank.com.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board evaluates and make recommendations to the Board for the election of directors and evaluation of the Company’s corporate governance practices and policies. As of March 31, 2010, the members of this committee were Ms. Holly Cremer Berkenstadt and Messrs. Richard A. Bergstrom, Donald D. Parker, James D. Smessaert, and Donald D. Kropidlowski. Each of these persons is independent within the meaning of applicable laws and regulations, the listing standards of NASDAQ and the Company’s corporate governance guidelines. During the fiscal year ended March 31, 2010, the Nominating and Corporate Governance Committee met one time, and all members of the Committee attended this meeting.

The Nominating and Corporate Governance Committee proposes a slate of directors for election by our shareholders at each annual meeting and appoints candidates to fill any vacancies on the Board. In addition, the Nominating and Corporate Governance Committee assists the Board with:

•	Identifying and recommending qualified candidates to fill positions on the Board and its committees;

•	Recommending to the Board the compensation and benefits for directors;

•	Overseeing the evaluation of the structure, duties, size, membership and functions of the Board and its Committees, as appropriate, including advising the Board as to whether any director has a conflict of interest;

•	Overseeing the evaluation of the Board and its committees and members, including the self- evaluation of the Nominating and Governance Committee;

•	Overseeing corporate governance, including developing and recommending corporate governance guidelines and policies;

•	Overseeing the succession planning process for the Company’s chief executive officer, executive officers and senior managers holding significant positions within the Company; and

•	Reviewing disclosures in our annual proxy statement, including any shareholder proposals and any statements in opposition.

The Nominating and Corporate Governance Committee operates pursuant to a written charter, a copy of which is available on the Company’s website at www.anchorbank.com.

Selection of Nominees for the Board

The Nominating and Corporate Governance Committee will consider nominees recommended by shareholders provided that the recommendations are made in accordance with the procedures described in this Proxy Statement under “Shareholder Nominations” below. Shareholder’s nominees that comply with these procedures will receive the same consideration that the Nominating Committee’s nominees receive.

The Nominating and Corporate Governance Committee considers the following general criteria for director nominations:

•	A director nominee must have experience as a board member or senior officer of a company similar to us or have served as an officer of another publicly traded company or a prominent company in one of our primary geographic markets.

•	Directors should possess senior level management and decision-making experience;

•	Directors should have a reputation for integrity and abiding by exemplary standards of business and professional conduct;

•	Directors should have the commitment and ability to devote the time and attention necessary to fulfill their duties and responsibilities to the Company and its shareholders;

•	Directors should be highly accomplished in their respective fields, with leadership experience in corporations or other complex organizations, including government, educational, and military institutions;

•	Non-management directors should satisfy our independence criteria;

•	Directors who are expected to serve on a committee of the Board shall satisfy NASDAQ and legal criteria for members of the applicable committee;

•	Directors should have the ability to exercise sound business judgment and to provide advice and guidance to our CEO with candor; and

•	The Board’s assessment of a director candidate’s qualifications includes consideration of diversity, age, skills, and experience in the context of the needs of the Board.

The Committee and our Chief Executive Officer interview candidates that meet the criteria, and the Committee selects nominees that best suit the Board’s needs. In the past, the Committee has identified potential Board candidates through acquisitions by the Company, recommendations by members of the Board and community contacts.

Shareholder Nominations

Article IV, Section 4.14 of our Bylaws governs nominations for election to the Board and requires all such nominations, other than those made by the Board, to be made at a meeting of shareholders called for the election of directors, and only by a shareholder who has complied with the notice provisions in that section. Shareholder nominations must be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a shareholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Company not later than (i) 60 days prior to the anniversary date of the mailing of proxy materials by the Company for the immediately preceding annual meeting, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders. Each written notice of a shareholder nomination shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC; and (e) the consent of each nominee to serve as a director of the Company if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

If a shareholder has provided notice of an intention to nominate one or more candidates to compete with the Board’s nominees, in accordance with the requirements of our Bylaws, then a director can be elected by a plurality of the votes cast, meaning that the individuals with the largest number of votes are elected as directors up to the maximum number of directors to be chosen at the annual meeting which, for the Annual Meeting, is three. No shareholder has nominated any candidates for our Board and, therefore, the election is uncontested.

Contacting the Board of Directors and Annual Meeting Attendance

Shareholders and other interested parties may communicate with the Board by writing to the Anchor BanCorp Wisconsin Inc. Board of Directors, 25 West Main Street, Madison, Wisconsin 53703, c/o Mark D. Timmerman, Executive Vice President, Secretary and General Counsel. Inquiries sent by mail will be reviewed by our general counsel and if they are relevant to, and consistent with, our operations, policies and philosophies, they will be forwarded to our board of directors.

We strongly encourage, but do not require, Board members to attend our Annual Meeting. Last year, all of our directors attended the Annual Meeting.

Compensation of Directors

Meeting Fees.  Each member of the Board of the Company is paid a fee of $2,250 for each regular quarterly board meeting attended, which amount reflects a 10% reduction from the prior fee, effective as of October 2009. In addition, each director of the Bank also is paid a fee of $2,250 for each regular meeting of the board of directors of the Bank attended, which amount reflects a 10% reduction from the prior fee, effective as of October 2009. Directors of the Company and the Bank also receive a fee of $450 for each regular committee meeting of the respective board attended and $1,125 for each special board meeting attended, which amounts reflect a 10% reduction, respectively, from the prior fee, effective as of October 2009. The Audit Committee Chair receives an annual retainer of $8,000, payable quarterly. As Chairman of the Board of the Company and Bank, respectively, Mr. Omachinski receives a monthly fee of $20,700, which amount reflects a 10% reduction from the prior fee, effective as of October 2009. Beginning July 2009, each employee-member of the Board of the Company or the Bank no longer receives any fee. Accordingly, as an employee-member of the Boards of both the Company and the Bank, Mr. Bauer receives no meeting fees.

The following table sets forth information concerning compensation paid or accrued by the Company and the Bank to each member of the board of directors during the year ending March 31, 2010. Messrs. Chris M. Bauer and Douglas Timmerman have been omitted from the table as their compensation is fully reported in the Summary Compensation Table on Page 27. There were no stock awards, non-equity incentive plan compensation or above-market or preferential earnings on deferred compensation to any of the non-employee directors in fiscal 2010, and none of the non-employee directors participates in a defined benefit pension plan of the Company or the Bank.

			All Other
	Fees Earned or Paid	Option Awards	Compensation
Name	in Cash ($)(1)	($)(2)	($)(3)	Total ($)

Richard A. Bergstrom	$51,325	$—	$—	$51,325
Holly L. Cremer Berkenstadt	22,200	—	—	22,200
Donald D. Kropidlowski	18,950	—	—	18,950
Greg M. Larson	52,725	—	—	52,725
David L. Omachinski	329,200	—	2,719	331,919
Donald D. Parker	20,950	—	—	20,950
Pat Richter	53,400	—	—	53,400
James D. Smessaert	19,250	—	—	19,250

(1)	Includes board meeting, committee meetings, Audit Committee Chair and Chairman fees.

(2)	No options were granted or resulted in compensation expense in fiscal year 2010.

(3)	Includes interest paid on the directors’ deferred compensation plan from Fox Cities Bank.

Directors’ Stock Option Plans.  The Company has adopted the 2001 Stock Option Plan for Non-Employee Directors (the “2001 Directors’ Plan”) which was approved by shareholders and provides for the grant of non-qualified stock options to non-employee directors of the Company and the Bank. During the year ended March 31, 2010, no stock options were granted. Each non-officer director had the following equity awards outstanding at March 31, 2010:

Option Awards
Number of
Securities
Underlying
Unexercised
Name	Options (#)

Richard A. Bergstrom	18,000
Holly L. Cremer Berkenstadt	18,000
Donald D. Kropidlowski	8,000
Greg M. Larson	20,000
David L. Omachinski	11,460
Donald D. Parker	20,745
Pat Richter	8,000
James D. Smessaert	8,000

The options expire on the earlier of (i) ten years from the date of grant or (ii) within one year of termination of service as a director.

As of March 31, 2010, 112,000 shares remain for future option grants to the directors under the 2001 Directors’ Plan.

Directors’ Deferred Compensation Plan.  The Company and the Bank maintain plans under which members of their Boards of Directors may elect to defer receipt of all or a portion of their director’s fees. Under the plans, the Company and the Bank are obligated to pay the deferred fees, semi-annually over a five-year period together with interest at a stated rate, upon the participating director’s resignation from the board of directors. During the year ended March 31, 2010, no director deferred funds pursuant to these deferred compensation plans.

Statement on Corporate Governance

We have reviewed the provisions of the Sarbanes-Oxley Act of 2002, EESA and ARRA, SEC rules and NASDAQ listing standards regarding corporate governance policies and procedures and are in compliance with the rules and listing standards. We have amended and adopted the charters of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee to implement the rules and standards. We have adopted a Code of Business Conduct and Ethics applicable to all of our directors, officers and employees. You can access our committee charters and our Code of Business Conduct and Ethics at our website at www.anchorbank.com or by writing to us at 25 West Main Street, Madison, Wisconsin 53703, Attention Mark D. Timmerman, Executive Vice President, Secretary and General Counsel.

Compensation Committee Interlocks, Insider Participation and Banking Interlocks

No member of the Compensation Committee serves as an officer or employee of the Company. Mr. Kropidlowski is a former executive of the Bank, having retired in 2005. None of the Company’s executive officers serve as a member of the Compensation Committee of any other company that has an executive officer serving as a member of the Company’s board of directors. None of the Company’s executive officers serve as a member of the board of directors of any other company that has an executive officer serving as a member the Company’s Compensation Committee.

RELATIONSHIP WITH INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee selects the Company’s independent registered public accounting firm and pre-approves all audit services to be provided by it to the Company. The Audit Committee also reviews and pre-approves all audit-related, tax and all other services rendered by our independent registered public accounting firm in accordance with the Audit Committee’s charter and policy on pre-approval of audit-related, tax and other services. In its review of these services and related fees and terms, the Audit Committee considers, among other things, the possible effect of the performance of such services on the independence of our independent registered public accounting firm. Pursuant to its charter, the Audit Committee pre-approves certain audit-related services and certain tax services which are specifically described by the Audit Committee on an annual basis and separately approves other individual engagements as necessary. The pre-approval requirements do not apply to certain services if: (i) the aggregate amount of such services provided to the Company constitutes not more than $15,000 per occurrence or $50,000 in total during the fiscal year in which the services are provided; (ii) such services were not recognized by the Company at the time of the engagement to be other services; and (iii) such services are promptly brought to the attention of the committee and approved by the committee or by one or more members of the committee to whom authority to grant such approvals has been delegated by the committee prior to the completion of the audit.

During the year ended March 31, 2010, each new engagement of our independent registered public accounting firm was approved in advance by the Audit Committee, and none of those engagements made use of the de minimis exception to pre-approval contained in SEC regulations.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board is responsible for providing independent oversight of the Company’s financial statements and the financial reporting process, the systems of internal controls over financial reporting, the internal audit function, the annual independent audit of the Company’s financial statements, internal controls over financial reporting and of management’s assessment of the Company’s internal controls over financial reporting. The board of directors has determined that each member of the Audit Committee (David L. Omachinski, Holly Cremer Berkenstadt, Donald D. Parker and Greg M. Larson) is “independent,” as defined in the current listing standards of the NASDAQ and the SEC rules relating to audit committees. This means that, except in their roles as members of the Board and its committees, they are not “affiliates” of the Company, they receive no consulting, advisory or other compensatory fees directly or indirectly from the Company, they have no other relationships that may interfere with the exercise of their independence from management and the Company, and they have not participated in the preparation of the financial statements of the Company or any of its current subsidiaries at any time during the past three years. In addition, the Board has determined that each Audit Committee member satisfies the financial literacy requirements of the NASDAQ and that Mr. Omachinski qualifies as an independent “Audit Committee Financial Expert” within the meaning of applicable rules of the SEC.

In accordance with its written charter adopted by the Board, the Audit Committee assisted the Board in fulfilling its oversight responsibilities with respect to (i) the integrity of our financial statements; (ii) our compliance with legal and regulatory requirements; (iii) our independent auditor’s qualifications and independence; and (iv) the performance of our internal audit function and independent auditors. The Audit Committee reviewed and discussed with management, the audited financial statements for the fiscal year ending March 31, 2010. The Audit Committee also discussed the matters required to be discussed by Statement of Auditing Standard No. 61, as amended by Statement on Auditing Standards No. 90, with the Company’s independent auditors, McGladrey & Pullen LLP. The Audit Committee received a written disclosure and letter from McGladrey & Pullen LLP as required by Independence Standards Board Standard No. 1, and discussed with McGladrey & Pullen LLP its independence.

Based upon the Audit Committee’s discussions with management and the independent registered public accounting firm and the Audit Committee’s review of the representations of management and the independent registered public accounting firm, the Audit Committee recommended to the Board the inclusion of the audited consolidated financial statements in the Company’s Annual Report on form 10-K for the year ended March 31, 2010, to be filed with the SEC.

The Audit Committee has appointed McGladrey & Pullen LLP as the Company’s independent auditors for the fiscal year ending March 31, 2010. While the Audit Committee has the sole authority to appoint the independent auditors, the Audit Committee has recommended to the board of directors that the Company continue its long-standing practice of requesting that Shareholders ratify the appointment.

Date: June 25, 2010

Respectfully submitted:

David L. Omachinski, Audit Committee Chair
Holly Cremer Berkenstadt
Donald D. Parker
Greg M. Larson

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

The following sets forth certain information with respect to the executive officers of the Company and the Bank who are not directors.

Martha M. Hayes (age 48).  Ms. Martha Hayes currently serves as Executive Vice President-Chief Risk Officer of the Bank. She joined the Bank as its Chief Credit Risk Officer on July 31, 2009. She previously served as President and Managing Director of Merrill Lynch Business Financial Services in Chicago from 2004 to 2008. Prior to that role, she served in a variety of related capacities beginning in 1987 for Wachovia Corporation, including Senior Vice President and Director of Commercial Loan Products and Chief Operating Officer for Wachovia’s Risk Management Division, Business Credit Solutions.

Mark D. Timmerman (age 42).  Mr. Mark Timmerman currently serves as Executive Vice President, Secretary and General Counsel of the Company and Director, President and Chief Operating Officer of the Bank. He is responsible for the branch network, account acquisition, retail lending, marketing, retail operations, information technology, and compliance. He previously served as a Director and the Company and Bank and as Executive Vice President of the Bank. He has been a member of the State Bar of Wisconsin since 1994.

Daniel K. Nichols (age 54).  Mr. Nichols is currently Executive Vice President — Commercial Lending of the Bank and is responsible for commercial lending and commercial real estate. He joined the Bank in 1985 to develop the Commercial Lending Department. In 1990 he was promoted to Vice President and became responsible for commercial lending and commercial real estate. He was promoted to First Vice President in June of 1996 and assumed his present position in 2005. Mr. Nichols holds both a BBA and MBA in finance from the University of Wisconsin-Madison. He is a Board member of the Weinert program at the University of Wisconsin and is also on the board of directors of the Easter Seal Society. Mr. Nichols has announced his resignation from the Bank effective August 31, 2010.

Dale C. Ringgenberg (age 61).  Mr. Ringgenberg is currently Senior Vice President — Treasurer and Chief Financial Officer of the Company and Senior Vice President — Treasurer and Chief Financial Officer of the Bank. Mr. Ringgenberg joined the Bank in 1976 as Staff Accountant, was promoted to Vice President — Controller in 1991, to First Vice President in 2003 and to his current positions in 2007. Prior to joining the Company, Mr. Ringgenberg was Director of Accounting of Kennedy & Cohen, an Electronic & Appliance Chain in Roseville, Minnesota. Mr. Ringgenberg has announced his retirement from the Company and from the Bank effective August 31, 2010.

Douglas J. Timmerman (age 69).  Mr. Douglas Timmerman previously served as Chairman, President and CEO of the Company and Chairman of the Bank. Mr. Douglas Timmerman retired from the Company and the Bank on May 26, 2010.

BENEFICIAL OWNERSHIP OF COMMON STOCK
BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table includes certain information as to the common stock beneficially owned as of June 4, 2010, the voting record date for the annual meeting, by (i) the only persons or entities, including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, who or which were known by us to be the beneficial owners of more than 5% of the issued and outstanding common stock, (ii) the directors and director nominees of the Company, (iii) the executive officers of the Company who are named in the Summary Compensation Table on Page 27 and (iv) all directors and executive officers of the Company and the Bank as a group.

Common Stock Beneficially
Owned as of June 4, 2010(1)
Name & Address of Beneficial Owner	No. of Shares	Percentage

Anchor Bancorp Wisconsin Inc.	1,334,140(2)	5.99%
Employee Stock Ownership Plan Trust
25 West Main Street
Madison, Wisconsin
Directors:
Chris M. Bauer	70,185(3)	*
Holly Cremer Berkenstadt	41,749(3)	*
Richard A. Bergstrom	47,190(3)	*
Donald D. Kropidlowski	80,903(3)	*
Greg M. Larson	49,500(3)	*
David L. Omachinski	15,060(3)	*
Donald D. Parker	176,604(3)	*
Pat Richter	41,244(3)	*
James D. Smessaert	39,905(3)	*
Named Executive Officers:
Douglas J. Timmerman	1,465,892(3)	6.58
Mark D. Timmerman	378,285(3)	1.70
Martha M. Hayes	0(3)	*
Dale C. Ringgenberg	26,837(3)	*
Daniel K Nichols	128,324(3)	*
All directors and executive officers of the Company and the Bank as a group (16 persons)	2,764,892	12.41

*	Represents less than 1% of the outstanding Common Stock.

(1)	For purposes of this table, pursuant to rules promulgated under the Exchange Act, an individual is considered to beneficially own shares of Common Stock if he or she directly or indirectly has or shares (1) voting power, which includes the power to vote or to direct the voting of the shares; or (2) investment power, which includes the power to dispose or direct the disposition of the shares. Unless otherwise indicated, a director has sole voting power and sole investment power with respect to the indicated shares. Shares that are subject to stock options which are exercisable within 60 days of the voting record date by an individual or group are deemed to be beneficially owned and deemed to be outstanding for the purpose of computing the percentages of Common Stock beneficially owned by the respective individual or group.

(2)	The Anchor BanCorp Wisconsin Inc. Employee Stock Ownership Trust (“Trust”) was established pursuant to the Anchor BanCorp Wisconsin Inc. Employee Stock Ownership Plan (“ESOP”) by an agreement between the Company and the trustees. The current trustees are: Ronald R. Osterholz, Senior Vice President — Human Resources of the Bank, and Mark D. Timmerman, Executive Vice President, Secretary, and General Counsel of the Company. As of the voting record date, all shares held in the Trust had been allocated to the accounts of participating employees. Under the terms of the ESOP, the Trustees must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees. Allocated shares for which employees do not give instructions will be voted in the same ratio on any matter as those shares for which instructions are given. Includes shares held in ESOP allocated to the following accounts: Mr. Smessaert — 29,904 shares; Mr. D. Timmerman — 42,918 shares; Mr. M. Timmerman — 8,659 shares; Mr. Ringgenberg — 14,637 shares; and Mr. Nichols — 22,201 shares.

(3)	Includes shares held directly, in retirement accounts or by members of the named individuals’ families, with respect to which shares the named individuals and group may be deemed to have sole or shared voting and/or dispositive powers. Also reflects the holdings of certain of the directors and executive officers of shares of the Company pursuant to the Company’s deferred compensation plan and 401(k) plan. In addition, includes shares subject to options which are currently exercisable or which will become exercisable within 60 days of June 5, 2010, as follows: Mr. Bauer — 0 shares; Ms. Berkenstadt — 18,000 shares; Mr. Bergstrom — 18,000 shares; Mr. Kropidlowski — 8,000 shares; Mr. Larson — 20,000 shares; Mr. Omachinski — 11,460 shares; Mr. Parker — 20,745 shares; Mr. Richter — 8,000 shares; Mr. Smessaert — 8,000 shares; Mr. D. Timmerman — 307,959 shares; Mr. M. Timmerman — 86,545 shares; Ms. Hayes — 0 shares; Mr. Ringgenberg — 2,700 shares; Mr. Nichols — 30,000 shares; and all directors and executive officers of the Company and the Bank as a group — 582,759 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Exchange Act, the Company’s directors, executive officers and any persons holding more than 10% of the Company’s common stock are required to report their ownership of the common stock and any changes in that ownership to the SEC and NASDAQ by specific dates. Based on representations of its directors and executive officers and copies of the reports that they have filed with the SEC and NASDAQ, we believe that all of these filing requirements were satisfied by the Company’s directors and executive officers during the year ended March 31, 2010.

EXECUTIVE COMPENSATION
COMPENSATION AND BENEFITS COMMITTEE REPORT

The following report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis with management. Based upon this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement for the 2010 Annual Meeting of shareholders.

The Compansation Committee certifies that:

(1) It has reviewed with senior risk officers the senior executive officer (SEO) compensation plans and has made all reasonable efforts to ensure that these plans do not encourage SEOs to take unnecessary and excessive risks that threaten the value of Anchor BanCorp Wisconsin Inc.;

(2) It has reviewed with senior risk officers the employee compensation plans and has made all reasonable efforts to limit any unnecessary risks these plans pose to the Anchor BanCorp Wisconsin Inc; and

(3) It has reviewed the employee compensation plans to eliminate any features of these plans that would encourage the manipulation of reported earnings of Anchor BanCorp Wisconsin Inc. to enhance the compensation of any employee.

Donald D. Kropidlowski
Greg M. Larson
Pat Richter

COMPENSATION DISCUSSION AND ANALYSIS

Nature and Structure of Compensation Administration

Our Committee is responsible for all compensation, including equity compensation, of the Company’s Named Executive Officers (“NEOs”). The Committee consists of Messrs. Donald D. Kropidlowski, Greg M. Larson and Pat Richter, Chair. The Committee sets the strategic direction for the Company’s executive compensation policies and programs and helps ensure management’s execution and compliance with that strategic direction. It also oversees administration of certain compensation and benefit arrangements described in this Proxy Statement. It sets the compensation of the Chief Executive Officer (the “CEO”) and, with input from the CEO, establishes compensation for the other NEOs.

Our compensation philosophy is to offer competitive total compensation and reward financial performance results that drive shareholder value. Through our executive compensation program, we strive to align the financial interests of our executive officers with the long-term interests of our shareholders, motivate our executive officers to achieve our strategic goals and attract and retain high performing executive officers to increase our profitability. We believe in the concept of structuring a significant portion of the value of our executives’ total compensation in a form to motivate them to take actions that will favorably impact the Company’s profitability, as well as long-term shareholder value. Our compensation program is also intended to offer competitive pay packages in order for us to retain our executive talent and to attract talented executives in the future. Our executive compensation program presently only focuses on base salary as the other components have been suspended pending Committee research and action. The Committee has recently engaged The Delves Group to analyze the Company’s compensation program and provide recommendations for changes. One of the components of The Delves Group engagement is researching and assisting the Committee in evaluating an appropriate non-equity incentive payment plan dependent upon our achievement of certain company-wide financial performance levels or objectives and certain individual performance goals, as well as an evaluation and consideration of how long-term equity incentive awards could also be a proper compensation component given the provisions of the Final Interim Rule. A properly-designed executive compensation program, with appropriate checks and balances on risk-taking activities, should reward the accomplishment of strategic plan objectives and results as evaluated by members of the Committee.

We believe each compensation element is important in achieving our strategic plan objectives for the compensation programs, which in turn reflect the Board’s objectives for the Company. Annual non-equity incentive payments should be properly structured to be paid in amounts that are dependent on financial performance relative to Company performance as compared to our peer group. Equity awards in the form of non-qualified stock options or restricted stock subject to long term vesting schedules serves to retain executives and keep a portion of executives’ compensation tied to the long-term value created in the Company. Severance and change-in-control agreements help assure that we can retain continuity in management in the midst of potentially disruptive events like significant changes in the strategic direction or a sale of the Company without our executives being unduly distracted by the personal impact of major decisions we make in the best interest of the organization.

Fiscal 2010

In fiscal 2010, the Company’s executive compensation was primarily impacted by two factors: the continuing financial downturn and the restrictions on executive compensation to which the Company is subject based on its participation in the U.S. Treasury’s Capital Purchase Program

As with many financial services companies, the financial downturn continued to have a significant impact on the Company’s results and operations and on the price of the Company’s Common Stock. In response, the Compensation Committee (the “Committee”) of the Board of Directors of the Company made the following decisions with regard to executive compensation:

•	eliminated base salary increases for Named Executive Officers and for other senior management officers in calendar 2010;

•	eliminated non-equity incentive payments for the Named Executive Officers and for other senior management for fiscal 2010 performance;

•	eliminated long-term equity incentive awards for the Named Executive Officers and for other senior management for fiscal 2010 performance;

•	reduced by 10% the monthly payments to the Chairman of the Company’s and Bank’s Board of Directors and the monthly board meeting fees and the committee meeting fees paid to the Company’s and Bank’s non-employee directors;

•	eliminated monthly meeting fees paid to the Company’s and Bank’s employee directors; and

•	accepted the voluntary termination of applicable employment agreements for certain Named Executive Officers;

•	Eliminated the Employee Stock Ownership Plan;

•	Suspended employer matching contributions with respect to the AnchorBank 401(k) Plan.

For calendar 2010, the Company’s executive compensation will be significantly affected by the Interim Final Rule on TARP Standards for Compensation and Corporate Governance (the “Interim Final Rule”) issued by the U.S. Treasury in June 2009 under the American Recovery and Reinvestment Act of 2009 (the “ARRA”). The Company is subject to the Interim Final Rule due to its participation in the Capital Purchase Program.

For the senior executive officers of the Company, including the named executive officers, the Interim Final Rule prohibits or limits certain components of the Company’s executive compensation program, including:

•	payment or accrual of annual and long-term incentive compensation;

•	granting of stock options;

•	certain retirement benefits; and

•	potential payments upon termination of employment or change of control (severance payments) that the executive officers or covered employees might otherwise have been eligible to receive.

As a result, the primary means remaining available to the Company for compensating named executive officers and other employees covered under the Interim Final Rule are now limited to cash salary, and, on a limited basis, restricted stock. The Committee began efforts in fiscal 2010 to research and determine how best to continue to meet the objectives of the Company’s executive compensation program within the context of these limitations.

As a result of regular Committee meetings during the fiscal year, in March 2010 the Committee engaged The Delves Group to perform a peer group review and competitive compensation analysis with respect to executive and director compensation and to ensure compliance with the Interim Final Rule. The Committee instructed The Delves Group to provide a compilation of raw data with respect to selected positions at peer group companies and to assist the Committee in ensuring that its actions are consistent with the Company’s business needs and compensation philosophy and in line with prevailing market practices. The Delves Group provided the Committee with input regarding potential structuring of named executive officer salaries, including cash and stock salaries, and stock options and restricted stock.

The Committee regularly reviews the overall compensation of the named executive officers. In May 2010, The Delves Group presented a report to the Committee comparing the Company’s size and executive compensation levels to those of peer companies and met with the Committee to review the named executive officers’ compensation packages relative to the peer group companies. The Delves Group also provided information in keeping the Committee abreast of developments and actions taken by the peer group and other industry companies to address the restrictions imposed on TARP recipients under the ARRA and the Interim Final Rule.

The Committee does not benchmark overall compensation against the peer group companies. The purpose of the comparison to the peer group companies in 2010 was to provide a context for the Committee of the executive compensation packages for the Company’s named executive officers relative to those of its peers as it reviewed and made determinations with respect to named executive officer compensation levels. The Committee uses the information provided in the report in combination with the peer group comparison to ensure that levels of each component of each named executive officer’s compensation are in keeping with the Company’s compensation philosophy and objectives.

Peer Group Review

The Committee utilizes peer group information as a general check to confirm that the compensation levels of our named executive officers are generally aligned with levels of our peers. For the fiscal year ending March 31, 2010, in consultation with representatives from The Delves Group, we revised our peer group listing to include data from the following 11 publicly traded bank and thrift holding companies that range in asset size from $2.5 billion to $12 billion and which are engaged in similar lines of business as the Company. The median size of the companies in this group was $3.8 billion in assets compared to the Company’s $4.4 billion in assets as of March 31, 2010. Company management provided input as to the constituents of this peer group to the Committee. This peer group is used for comparison of compensation levels for the NEOs and for comparing the Company’s business performance to demonstrate pay-for-performance and other pay practices.

Amcore Financial, Inc.
Bank Mutual Corporation
Chemical Financial Corp.
Citizen’s Republic Bancorp, Inc.
First Busey Bank
First Financial Bancorp
Independent Bank Corporation
Integra Bank Corp.
Old National Bancorp
Old Second Bancorp, Inc.
Park National Corp.

The fiscal 2010 peer group is a significant change from the fiscal 2009 peer group.

2010 Compensation

Historically, the Committee evaluates the base salary of the CEO and the other NEOs at its November meeting of each year and approves any changes to base salaries after reviewing peer group information. At a meeting of the Board of Directors in November 2009, based on management’s recommendation, base salary increases were eliminated for calendar 2010. There continues to be no active non-equity incentive payment plan for the Company’s executive officers, as well as for the Bank’s senior management. In addition, there were no long-term equity incentive awards in fiscal 2010

The Elements of Executive Compensation

Short Term

Base Salary — The Company’s objective is to pay a base salary that is competitive with that of peer companies to reward performance and to enable it to attract and retain the top talent that the Company needs to manage and expand its business. Base salary is set each year taking into account market compensation data, as well as the performance level of the executive and the competency level demonstrated in the past. Changes in base salary are market-based and typically effective in the first quarter of each year. Although we do not formally benchmark base salary amounts for NEOs and other executive officers to selected competitors or peer group averages, we believe the base salaries for the named executive officers are directionally consistent and appropriately aligned with competitive norms based on information provided to the Committee by The Delves Group and historical proxy statement information of peers.

Non-Equity Incentive Plan — For fiscal 2010, the Company had no active Non-Equity Incentive Plan. The Committee acknowledges the competitive marketplace’s need to have a non-equity incentive plan as a meaningful part of the Company’s overall executive compensation plan. As part of the ongoing engagement with The Delves Group and in light of the provisions of the Final Interim Rule, the Committee carefully is researching and evaluating its approach with respect to the creation of a new non-equity incentive plan utilizing peer group data and best practices in executive compensation trends and corporate governance.

Long Term

Long-Term Equity Incentive Awards

We believe it is in the best interests of shareholders to have a significant portion of executives’ compensation comprised of stock-based compensation in order to closely align executives’ interests with those of shareholders. In contrast to other components of our executive compensation program, the determination of equity compensation amounts has historically been a discretionary process that takes into account a number of factors, but is not formulaic. We have historically awarded stock-based compensation to executives in the form of stock options. Beginning in fiscal 2007, however, we changed this approach and began granting equity compensation in the form of restricted stock.

With assistance from The Delves Group and in light of the provisions of the Final Interim Rule, the Committee is currently carefully researching and evaluating its approach with respect to the use of long-term equity incentive awards in the future in order to create the proper incentive for executives to keep focused on achieving long-term value for our shareholders and serve as a key retention tool.

Retirement Plans

All of the NEOs participate in the 401(k) Plan.

Deferred Compensation Plan

In December 1986, the Bank and Mr. D. Timmerman entered into a deferred compensation agreement pursuant to which the Bank agreed to pay Mr. D. Timmerman, or his beneficiary, the sum of $300,000 over ten years upon his retirement, death, disability, termination without his consent, or termination for health reasons. This agreement was amended in July 1992 to provide that the amount to be distributed thereunder shall be paid in shares of common stock based on the then-existing value of the amount of common stock, including fractional shares, which could be purchased in the initial public offering of common stock by the Company with $300,000 (regardless whether such shares actually were purchased in this manner). The Bank funded the payment of shares under the deferred compensation agreement by initially contributing $291,309 (which it previously had expensed for financial statement reporting purposes) and an additional $101,953 to a rabbi trust (the “Trust”) which purchased 30,000 shares of common stock in the open market following consummation of the initial public offering of the common stock. The shares of common stock held in the Trust are voted by an independent trustee prior to distribution to Mr. D. Timmerman in accordance with the terms of the deferred compensation agreement.

Excess Benefit Plan

During fiscal 1994, the Bank adopted an Excess Benefit Plan (“EBP”) for the purpose of permitting employees of the Bank who may be designated pursuant to the EBP to receive certain benefits that the employee otherwise would be eligible to receive under the Company’s Retirement Plan and ESOP, but for the limitations set forth in Sections 401(a)(17), 402(g) and 415 of the Internal Revenue Code. During fiscal 1994, Mr. D. Timmerman was designated as a participant in the EBP, during fiscal 2004 Mr. M. Timmerman was designated as a participant in the EBP, and during fiscal 2008, Mr. Ringgenberg was designated as a participant in the EBP. Pursuant to the EBP, during any fiscal year the Bank generally shall permit a participant to defer the excess of (i) the amount of salary that a participant would have been able to defer under the Retirement Plan but for limitations in the Internal Revenue Code over (ii) the actual amount of salary actually deferred by the participant pursuant to the Retirement Plan (provided that the participant executes a supplemental deferral agreement at the times and in the manner set forth in the EBP). The EBP also generally provides that during any fiscal year the Bank shall make matching contributions on behalf of the participant in an amount equal to the amount of matching contributions that would have been made by the Bank on behalf of the participant but for limitations in the Internal Revenue Code, less the actual amount of matching contributions actually made by the Bank on behalf of the participant. Finally, the EBP generally provides that during any fiscal year a participant shall receive a supplemental ESOP allocation in an amount equal to the amount which would have been allocated to the participant but for limitations in the Internal Revenue Code, less the amount actually allocated to the participant pursuant to the ESOP. The supplemental benefits to be received by a participant pursuant to the EBP shall be credited to an account maintained pursuant to the EBP within 30 days after the end of each fiscal year. Amounts credited for fiscal 2010 were $900, $4,722, and $0 for Messrs. D. Timmerman, M. Timmerman and Ringgenberg, respectively. Mr. Bauer is not eligible for the EBP. See Employment and Severance Agreements- Chris Bauer.

During fiscal 1994, the Bank amended the Trust to permit contributions by the Bank to fund the Bank’s obligations under the EBP. In April 2001, the Bank amended the EBP to provide that amounts credited to the participant’s account thereunder shall be treated as if they were actually invested in shares of common stock as the sole investment choice.

The Bank may amend the EBP, as well as the Deferred Compensation Agreement discussed below, to make any changes required to comply with Section 409A of the Internal Revenue Code which governs nonqualified deferred compensation plans. The Internal Revenue Service has issued final regulations with respect to the application of Section 409A. Following its review of the final regulations, the Bank will evaluate whether any changes need to be made to each of the foregoing plans to comply with Section 409A of the Internal Revenue Code.

Perquisites

We provide the NEOs with perquisites and other personal benefits that we believe are reasonable relative to our peer group and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions. The Committee periodically reviews the levels of perquisites and other personal benefits provided to the named executive officers. During the fiscal year ending March 31, 2010, the Committee eliminated all club memberships and eliminated the provision of an employer-sponsored car benefit for non executive officers, except in those cases pursuant to contractual obligation or as is customary. The incremental costs to us of providing these perquisites and other personal benefits to the named executive officers for the fiscal year ended March 31, 2010, are included in the Summary Compensation Table under the “All Other Compensation” column.

Employment Agreements and Change in Control Agreements

We are party to employment agreements with Mr. Bauer and Ms. Hayes. These agreements with senior executive officers are customary in the banking industry and for public companies in general and we believe they are important for gaining assurances that the primary individuals responsible for leading the Company will remain committed to the Company. While we did have employment agreements with Mr. D. Timmerman and Mr. M. Timmerman at March 31, 2010, those agreements have been subsequently terminated and accordingly, we do not currently have employment agreements with any other executive officers.

We are party to change-in-control agreements with Mr. Nichols and certain other non-executive officers, which provide for certain financial protection in the event of termination of employment following a change in control. We believe these agreements are important from both a retention standpoint as well as to provide us with some degree of assurance that executives will remain focused on the business of operating the Company and insuring a smooth transition in the event of a change-in-control despite personal uncertainty and disruption arising from the circumstances.

For a detailed description of the terms of the employment agreements and change-in-control agreements, as well as an analysis of the payments that would be made under these agreements in various termination scenarios, see “Employment and Severance Agreements” and “Termination and Change in Control Payments and Benefits.”

Employment and Severance Agreements

Chris Bauer

On June 22, 2009, the Company announced that Chris M. Bauer was retained as the President and Chief Executive Officer of the Company and Chief Executive Officer of the Bank. Under the terms of the original employment agreement, which was effective June 22, 2009, Mr. Bauer received a salary of $480,000 per year plus grants of common stock equal to $13,333 per month. The employment agreement was subsequently amended November 18, 2009, to provide for a salary of $640,000 per year and no further grants of common stock beyond what he had already received from July 31, 2009, through November 30, 2009. Mr. Bauer is entitled to benefits similar to other Company executives, such as participation in group health, life, disability and similar insurance programs; profit sharing or 401(k) plans (except that he will not participate in employee stock option plans or excess benefit plans); vacation, personal days and sick leave; use of a Company automobile, travel expenses and living quarters in Madison, Wisconsin. Upon termination for cause or upon death, retirement or voluntary termination by Mr. Bauer, he shall not be entitled to additional compensation beyond any compensation or benefits accrued under the terms of the employment agreement. If Mr. Bauer is terminated due to disability, he will receive 75% of his base salary for the lesser of one year or the remainder of the employment term, with such amount offset by amounts received from any disability plan or governmental social security or workers compensation program. If the employment agreement is terminated by the Company and the Bank prior to a change in control and other than for cause, death, disability or retirement, or by Mr. Bauer due to a failure by the Company and the Bank to comply with any material provisions of the agreement, Mr. Bauer shall receive his base salary for the balance of the employment term, paid in accordance with the Company and the Bank’s normal payroll practices, and any other vested compensation or benefits. If Mr. Bauer is terminated after a change in control he shall receive his base salary for the lesser of one year or the remainder of the employment term, paid in accordance with the Employers’ normal payroll practices and any other vested compensation or benefits. In the event of a change in control, if Mr. Bauer is terminated, or terminates his employment for good reason (i.e. a reduction in base salary or benefits, failure to be continued in an executive position or being required to relocate outside of Madison) he will receive continuation of his base salary or the lesser of 12 months or the remainder of the employment term. A change in control is defined in his employment agreement to include any change in control of the Company or the Bank that would be required to be reported under federal securities laws, as well as (i) the acquisition by any person of 25% or more of the outstanding voting securities of the Company or the Bank and (ii) a change in a majority of the directors of the Company during any two-year period without the approval of at least two-thirds of the persons who were directors of the Company at the beginning of such period.

Martha Hayes

On July 31, 2009, the Bank and Ms. Hayes entered into a one-year employment agreement. Under the terms of the employment agreement, Ms. Hayes serves the Bank as its Chief Credit Risk Officer. Ms. Hayes is paid a monthly salary of $25,000, except that for the months of December 2009 and June 2010, Ms. Hayes is entitled to a monthly salary of $40,000. Further, for the months of January 2010 and July 2010, Ms. Hayes is entitled to a monthly salary of $60,000. Should Ms. Hayes be terminated for misconduct or resign her employment from the Bank during the months in which her monthly salary is more than $25,000, her salary for the month in which she leaves is to be reduced to $25,000. Ms. Hayes is entitled to the employee benefits as provided in the Bank’s Employee Handbook and is eligible to receive other benefits, including stock options and restricted stock, that are available to employees with a similar job title or job classification. If Ms. Hayes is terminated before the end of the term of her employment agreement by the Bank for misconduct, then Ms. Hayes is not eligible to receive any further compensation and benefits. If Ms. Hayes voluntarily resigns from the Bank, she must give the Bank thirty days written notice and continue to perform services for the Bank throughout this notice period, unless she is otherwise released earlier by the Bank. The Bank agrees to pay Ms. Hayes the additional sum of $25,000 during the notice period.

Mr. Bauer and Ms. Hayes’ employment agreements provide that, in the event that any of the payments to be made thereunder or otherwise upon termination of employment are deemed to constitute “excess parachute payments” within the meaning of Section 280G of the Internal Revenue Code, then such payments and benefits received thereunder shall be reduced, in the manner determined by the officer, by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits being non-deductible by the Company or the Bank for federal income tax purposes. Excess parachute payments generally are payments in excess of three times the recipient’s average annual compensation from the employer includable in the recipient’s gross income during the most recent five taxable years ending before the date on which a change in control of the employer occurred (“Base Amount”). Recipients of excess parachute payments are subject to a 20% excise tax on the amount by which such payments exceed the Base Amount, in addition to regular income taxes, and payments in excess of the base amount are not deductible by the employer as compensation expense for federal income tax purposes.

Daniel K. Nichols

The Company and the Bank entered into a severance agreement with Mr. Nichols. Pursuant to this agreement, Mr. Nichols would receive specified benefits in the event that his employment was terminated by either of the Company or the Bank, other than for cause, disability, retirement or death following a change in control, or Mr. Nichols terminated his employment following a change in control because certain adverse actions were taken by the Company or the Bank with respect to Mr. Nichols’ employment. The benefits payable under such circumstances consist of (i) severance payments for a 12-month period or, at Mr. Nichols’ option, a single cash payment in an amount equal to the amount that would have been paid over the severance period, (ii) continued participation in all group insurance, life insurance, health and accident, disability and other employee benefit plans in which Mr. Nichols was entitled to participate immediately prior to termination (other than retirement, deferred compensation or stock compensation plans of the Company or the Bank) until the earlier of expiration of the 12-month severance period and Mr. Nichols’ obtainment of full-time employment by another employer which provides substantially similar benefits at no cost to Mr. Nichols and (iii) supplemental benefits under the retirement and deferred compensation plans and individual insurance policies maintained by the Company or the Bank, determined as if the Company or the Bank had accumulated the additional years of credited service thereunder that he would have received had he continued in the employment of the Company or the Bank during the applicable severance period at the annual compensation level represented by his severance pay. Mr. Nichols submitted his resignation on June 1, 2010, the result of which will render his severance agreement null and void.

Security Ownership Guidelines

The Committee has not established any stock ownership guidelines for the NEOs and other senior officers, or for the Company’s outside directors.

Executive Compensation

The following table sets forth a summary of certain information concerning the compensation awarded to or paid by the Company or its subsidiaries for services rendered in all capacities during the last fiscal year to our principal executive officer and our principal financial officer as well as our three other highest compensated executive officers. We refer to these individuals throughout this Proxy Statement as the “named executive officers.”

Summary Compensation Table

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($)	($)	($)(1)	($)	($)	($)	($)(2)	($)

Chris M. Bauer(3)	2010	$426,060	$—	$—	$—	$—	$—	$7,645	$433,705
President and Chief
Executive Officer of the Company
Douglas J. Timmerman(3)	2010	$295,000	$—	$—	$—	$—	$—	$38,789	$333,789
Former President, Chief	2009	295,000	—	—	—	—	—	71,335	366,335
Executive Officer and	2008	280,000	—	—	—	59,595	—	68,947	408,542
Chairman of the Board of the Company
Mark D. Timmerman(3)	2010	$460,800	$—	$333,875	$—	$—	$—	$27,941	$822,616
Executive Vice President,	2009	496,000	—	333,875	—	—	—	94,197	924,072
Secretary, General Counsel	2008	470,000	—	414,313	—	255,786	—	110,632	1,250,741
of the Company; President and Chief Operating Officer of the Bank
Martha M. Hayes(4)	2010	$251,041	$—	$—	$—	$—	$—	$435	$251,476
Executive Vice President,
Chief Risk Officer of the Bank
Daniel K. Nichols	2010	$179,400	$—	$24,954	$—	$—	$—	$5,986	$210,340
Executive Vice President,	2009	179,400	—	54,158	—	—	—	10,379	243,937
Commercial Lending of the Bank	2008	175,500	—	97,774	—	45,890	—	12,791	331,955
Dale C. Ringgenberg	2010	$148,800	$—	$45,700	$—	$—	$—	$3,195	$197,695
Senior Vice President, Treasurer	2009	148,800	—	102,825	—	—	—	8,386	260,011
and Chief Financial Officer of the Company and the Bank	2008	133,850	—	19,042	—	34,256	—	7,306	194,454

(1)	Reflects the dollar amounts recognized for financial statement reporting purposes for the year ended March 31, 2010, March 31, 2009, and March 31, 2008, respectively, in accordance with accounting standards, of restricted stock awarded under our 2004 Equity Incentive Plan and thus may include amounts from awards granted in and prior to 2007. The assumptions used in the calculation of these amounts are included in the Consolidated Financial Statements contained in our Annual Report on Form 10-K. Market value at time of vesting was $5,265 for Mr. M. Timmerman, $1,463 for Mr. Nichols and $1,680 for Mr. Ringgenberg.

(2)	The amounts listed as “All Other Compensation” in the “Summary Compensation Table” above include Company contributions to the AnchorBank 401(k) Plan, dividends paid on restricted stock, directors fees received from the Company and/or the Bank, Company Contributions to non-qualified deferred compensation plans, life insurance premiums paid by the Company and the imputed personal use of Company-owned vehicles, which are listed in the table below.

(3)	As of June 22, 2009, Chris M. Bauer was retained as President and Chief Executive Officer of the Company, replacing Douglas J. Timmerman, and Chief Executive Officer of the Bank, replacing Mark Timmerman.

(4)	Ms. Hayes was retained in July of 2009 as Chief Credit Risk Officer of the Bank. On July 31, 2009, the Bank entered into an employment agreement with Ms. Hayes.

						Company		Imputed
						Contributions to		Personal
		Company	Dividends			Non-Qualified		Use of
		Matching	Paid on			Deferred	Life	Company-
		Contribution to	Restricted	Directors	Club	Compensation	Insurance	Owned
	Year	401(k) Plan	Stock	Fees	Dues	Plans	Premiums	Vehicles	Total

Chris M. Bauer(1)	2010	$—	$—	$3,750	$—	$—	$720	$3,175	$7,645
Douglas J. Timmerman(1)	2010	$5,654	$—	$28,000	$1,980	$900	$428	$1,827	$38,789
	2009	9,588	—	53,750	3,766	2,600	870	761	71,335
	2008	9,825	—	48,350	6,794	2,000	870	1,108	68,947
Mark D. Timmerman(1)	2010	$2,144	$—	$16,250	$—	$4,722	$562	$4,263	$27,941
	2009	2,150	15,370	53,750	8,755	11,563	870	1,739	94,197
	2008	3,733	36,888	49,550	8,023	10,303	870	1,265	110,632
Martha M. Hayes(2)	2010	$—	$—	$—	$—	$—	$435	$—	$435
Daniel K. Nichols	2009	$3,588	$—	$—	$—	$—	$263	$2,135	$5,986
	2009	6,279	1,665	—	—	—	423	2,012	10,379
	2008	6,729	3,310	—	—	—	489	2,263	12,791
Dale C. Ringgenberg	2010	$2,976	$—	$—	$—	$—	$219	$—	$3,195
	2009	5,456	2,580	—	—	—	350	—	8,386
	2008	5,398	1,620	—	—	—	288	—	7,306

(1)	As of June 22, 2009, Chris M. Bauer was retained as President and Chief Executive Officer of the Company, replacing Douglas J. Timmerman, and Chief Executive Officer of the Bank, replacing Mark Timmerman.

(2)	Ms. Hayes was retained in July of 2009 as Chief Credit Risk Officer of the Bank. On July 31, 2009, the Bank entered in to an employment agreement with Ms. Hayes.

Equity and Non-Equity Compensation Plans

No grants of equity or non-equity awards were made to the named executive officers during the year ended March 31, 2010.

Grants Of Plan-Based Awards

					All Other	All Other
					Stock	Option	Exercise
					Awards:	Awards:	or Base
					Number of	Number of	Price of
		Estimated Future Payouts Under Non-Equity			Shares of	Securities	Option
		Incentive Plan Awards(1)			Stock or	Underlying	Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Units (#)	Options (#)	($/Sh)

Chris M. Bauer(2)	N/A	0	0	0	—	—	—
Douglas J. Timmerman(2)	N/A	0	0	0	—	—	—
Mark D. Timmerman(2)	N/A	0	0	0	—	—	—
Martha M. Hayes(3)	N/A	0	0	0	—	—	—
Daniel K. Nichols	N/A	0	0	0	—	—	—
Dale C. Ringgenberg	N/A	0	0	0	—	—	—

(1)	Amounts in these columns have been eliminated as the potential value of the payout of the Non-Equity Compensation Payment for each named executive if the threshold, target and maximum goals under the Non-Equity Compensation Plan are not applicable due to the elimination of the prior plan in fiscal 2009.

(2)	As of June 22, 2009, Chris M. Bauer was retained as President and Chief Executive Officer of the Company, replacing Douglas J. Timmerman, and Chief Executive Officer of the Bank, replacing Mark Timmerman.

(3)	Ms. Hayes was retained in July of 2009 as Chief Credit Risk Officer of the Bank. On July 31, 2009, the Bank entered in to an employment agreement with Ms. Hayes.

Outstanding Equity Awards At Fiscal Year-End

The following table sets forth information concerning outstanding equity awards held by each named executive officer as of March 31, 2010. All stock options outstanding on March 31, 2010, were exercisable as of such date.

	Options Awards				Stock Awards
							Market
	Number of				Number of		Value of
	Securities				Shares or		Shares or
	Underlying				Units of		Units of
	Unexercised	Option	Option		Stock That		Stock That
	Options	Exercise	Expiration		Have Not		Have Not
Name	Exercisable (#)	Price ($)	Date		Vested (#)		Vested ($)(6)

Chris M. Bauer(7)	—	—	—		—		—
Total	—	—	—		—		—
Douglas J. Timmerman(7)	31,870	$15.0625	11/22/2010	(1)	—		—
	50,000	$15.2000	7/10/2011	(1)	—		—
	45,000	$22.0700	6/7/2012	(1)	—		—
	50,000	$23.7700	6/9/2013	(1)	—		—
	17,545	$28.4950	11/23/2014	(2)	—		—

Total	194,415	—	—
Mark D. Timmerman(7)	9,000	$22.0700	6/7/2012	(1)	—		—
	40,000	$23.7700	6/9/2013	(1)	—		—
	17,545	$28.4950	11/23/2014	(2)	—		—
	—	—	—		18,000	(3)	19,800
	—	—	—		17,000	(4)	18,700

Total	66,545				35,000		38,500
Martha M. Hayes(8)	—	—	—		—		—
Total	—	—	—		—		—
Daniel K. Nichols	3,000	$15.0625	11/22/2010	(1)	—		—
	4,000	$15.2000	7/10/2011	(1)	—		—
	8,464	$22.0700	6/7/2012	(1)	—		—
	536	$22.0700	6/7/2012	(1)	—		—
	5,000	$23.7700	6/9/2013	(1)	—		—
	—	—	—		2,000	(4)	2,200

Total	21,000				2,000		2,200
Dale C. Ringgenberg	2,700	$23.7700	6/9/2013	(1)
	—	—	—		3,000	(5)	3,300

Total	2,700				3,000		3,300

(1)	Option award issued under the 1995 Stock Plan with an expiration date of 10 years from the date of grant. The exercise price was based on the average of the high and low price on the date of grant. Options vested over a period of one to five years.

(2)	Option award issued under the 2004 Stock Plan with an expiration date of 10 years from the date of grant. The exercise price was based on the average of the high and low price on the date of grant. Options vested over a period of one to five years.

(3)	Consists of restricted shares awarded on November 28, 2006, under the 2004 Equity Incentive Plan. The restricted shares vest in five annual increments of 20% each beginning on the first anniversary following the award. At March 31, 2010, 40% of the restricted shares awarded in November 2006 remained unvested.

(4)	Consists of restricted shares awarded on November 9, 2007, under the 2004 Equity Incentive Plan. The restricted shares vest in five years on the anniversary following the award. At March 31, 2010, 100% of the restricted shares awarded in November 2007 remained unvested.

(5)	Consists of restricted shares awarded on November 9, 2007, under the 2004 Equity Incentive Plan. The restricted shares vest in three annual increments of 33% each beginning on the first anniversary following the award. At March 31, 2010, 33% of the restricted shares awarded in November 2007 remained unvested.

(6)	Based on the $1.10 per share closing price of our common stock on March 30, 2010, the last trading day of the year.

(7)	As of June 22, 2009, Chris M. Bauer was retained as President and Chief Executive Officer of the Company, replacing Douglas J. Timmerman, and Chief Executive Officer of the Bank, replacing Mark Timmerman.

(8)	Ms. Hayes was retained in July of 2009 as Chief Credit Risk Officer of the Bank. On July 31, 2009, the Bank entered in to an employment agreement with Ms. Hayes.

Option Exercises And Stock-Vested

The following table sets forth certain information with respect to stock options exercised and restricted stock awards vested for the named executive officers during the year ended March 31, 2010.

	Options Awards		Stock Awards
	Number of		Number
	Shares	Value	of Shares	Value
	Acquired on	Realized on	Acquired	Realized on
Name	Exercise (#)	Exercise ($)	on Vesting (#)	Vesting ($)

Chris M. Bauer(1)	—	$—	—	$—
Douglas J. Timmerman(1)	—	$—	—	$—
Mark D. Timmerman(1)	—	$—	9,000	$5,265
Martha M. Hayes(2)	—	$—	—	$—
Daniel K. Nichols	—	$—	2,500	$1,463
Dale C. Ringgenberg	—	$—	3,000	$1,680

(1)	As of June 22, 2009, Chris M. Bauer was retained as President and Chief Executive Officer of the Company, replacing Douglas J. Timmerman, and Chief Executive Officer of the Bank, replacing Mark Timmerman.

(2)	Ms. Hayes was retained in July of 2009 as Chief Credit Risk Officer of the Bank. On July 31, 2009, the Bank entered in to an employment agreement with Ms. Hayes.

Non-Qualified Deferred Compensation

The following table sets forth information concerning the EBP and, in the case of Douglas Timmerman, the Deferred Compensation Plan.

		Registrant		Aggregate
	Executive	Contributions	Aggregate	Withdrawals/	Aggregate
	Contributions in	in Last	Earnings	Distributions	Balance at
Name	Last FY ($)	FY ($)(1)	in Last FY ($)	in Last FY ($)	Last FYE ($)

Chris M. Bauer(2)	$—	$—	$—	$—	$—
Douglas J. Timmerman(2)	$1,200	$900	$1	—	$198,807
Mark D. Timmerman(2)	$26,123	$4,722	$9	—	$68,077
Martha M. Hayes(3)	$—	$—	$—	—	$—
Daniel K. Nichols	$—	$—	$—	—	$—
Dale C. Ringgenberg	$3,720	$—	$1	—	$10,732

(1)	Amount represents contributions made by the Company to the EBP during the fiscal year ended March 31, 2010. All of the amounts shown are reported as compensation for 2010 in the Summary Compensation Table under the “All Other Compensation” column.

(2)	As of June 22, 2009, Chris M. Bauer was retained as President and Chief Executive Officer of the Company, replacing Douglas J. Timmerman, and Chief Executive Officer of the Bank, replacing Mark Timmerman.

(3)	Ms. Hayes was retained in July of 2009 as Chief Credit Risk Officer of the Bank. On July 31, 2009, the Bank entered in to an employment agreement with Ms. Hayes.

TERMINATION AND CHANGE IN CONTROL PAYMENTS AND BENEFITS

The following table describes the potential payments to the named executive officers upon an assumed termination of employment or a change in control as of March 31, 2010, assuming that the change in control occurred at a price equal to $1.10 per share, which represents the fair market value of our common stock on such date. Each of the following named executive officers have executed a waiver pursuant to the Company’s receipt of TARP funds with respect to the benefits conferred by the respective contracts, except in the case of Ms. Hayes, whose contract acknowledges the provisions of EESA and ARRA. On May 26, 2010, Mark Timmerman voluntarily terminated his employment contract with the Company and the Bank. Mr. Doug Timmerman retired from the Bank on May 26, 2010, the result of which renders any further benefit from his employment contract null and void. On June 1, 2010, Mr. Dan Nichols announced his resignation from the Bank, the result of which renders any further benefit from his severance agreement null and void.

	Chris M.	Martha M.	Daniel K.	Dale C.	Douglas J.	Mark D.
	Bauer(11)	Hayes	Nichols	Ringgenberg	Timmerman(11)	Timmerman(11)

Disability
Base Salary(1)	$311,056	$—	$—	$—	321,730	502,554
Incentive Compensation	—	—	—	—	—	—
Early Vesting of Restricted Shares(2)	—	—	2,200	3,300	—	38,500
Accrued and Unused Vacation	48,012	10,777	21,268	17,357	—	155,620
Insurance Benefits	—	—	—	—	—	—

Total(3)	$359,068	$10,777	$23,468	$20,657	$321,730	$696,674

Death, Retirement
Base Salary	$—	$—	$—	$—	$—	$—
Incentive Compensation	—	—	—	—	—	—
Early Vesting of Restricted Shares(2)	—	—	2,200	3,300	—	38,500
Accrued and Unused Vacation	48,012	10,777	21,268	17,357	—	155,620
Insurance Benefits	—	—	—	—	—	—

Total(3)(4)	$48,012	$10,777	$23,468	$20,657	—	$194,120

With Cause
Base Salary	$—	$—	$—	$—	$—	$—
Incentive Compensation	—	—	—	—	—	—
Early Vesting of Restricted Shares(2)	—	—	2,200	3,300	—	38,500
Accrued and Unused Vacation	48,012	10,777	21,268	17,357	—	155,620
Insurance Benefits	—	—	—	—	—	—

Total(3)	$48,012	$10,777	$23,468	$20,657	—	$194,120

Involuntary Termination Without Cause Before Change in Control
Base Salary(5)	$506,241	$—	$—	$—	$820,240	$1,379,116
Incentive Compensation(6)	—	—	—	—	—	—
Early Vesting of Restricted Shares(2)	—	—	—	—	—	—
Accrued and Unused Vacation	48,012	10,777	21,268	17,357	—	155,620

	Chris M.	Martha M.	Daniel K.	Dale C.	Douglas J.	Mark D.
	Bauer(11)	Hayes	Nichols	Ringgenberg	Timmerman(11)	Timmerman(11)

Insurance Benefits(7)	—	—	—	—	32,572	40,733
Automobile Leases(8)	—	—	—	—	45,896	69,206
Club Dues(9)	—	—	—	—	5,505	—

Total(3)	$554,253	$10,777	$21,268	$17,357	$904,213	$1,644,675

Termination After Change in Control
Base Salary(5)	$414,742	$—	$174,634	$—	$820,240	$1,379,116
Incentive Compensation(6)	—	—	—	—	—	—
Early Vesting of Restricted Shares(2)	—	—	2,200	3,300	—	38,500
Accrued and Unused Vacation	48,012	10,777	21,268	17,357	—	155,620
Insurance Benefits(7)	—	—	11,966	—	32,572	40,733
Automobile Leases(8)	—	—	10,399	—	45,896	69,206
Club Dues(9)	—	—	—	—	5,505	—
401(k) Match and Excess Benefit Plan(10)	—	—	3,417	—	17,848	18,698

Total(3)	$462,754	$10,777	$223,884	$20,657	$922,061	$1,701,873

(1)	In the event of disability, Messrs. D. Timmerman, and M. Timmerman would be entitled to 100% of their current base salary for one year and 75% of their base salary for the remaining term of their employment agreement, prior to any offsets for disability benefits under our disability plans or governmental social security or workers’ compensation benefits. The amounts shown in the table do not reflect any such offsets. The amounts shown have been discounted to present value, assuming a 5% interest rate. Each of the above-named executive officers have executed a waiver pursuant to the Company’s receipt of TARP funds with respect to the benefits conferred by the respective contracts, except in the case of Ms. Hayes, whose contract acknowledges the provisions of EESA and ARRA. On May 26, 2010, Mark Timmerman voluntarily terminated his employment contract with the Company and the Bank. Mr. Doug Timmerman retired from the Bank on May 26, 2010, the result of which renders any further benefit from his employment contract null and void. On June 1, 2010, Mr. Dan Nichols announced his resignation from the Bank, the result of which renders any further benefit from his severance agreement null and void.

(2)	The outstanding restricted stock awards held by Messrs. M. Timmerman, Ringgenberg and Nichols will become fully vested if their employment is terminated due to disability or death, or if a change in control occurs. Each of the above-named executive officers have executed a waiver pursuant to the Company’s receipt of TARP funds with respect to the benefits conferred by the respective contracts, except in the case of Ms. Hayes, whose contract acknowledges the provisions of EESA and ARRA. On May 26, 2010, Mark Timmerman voluntarily terminated his employment contract with the Company and the Bank. Mr. Doug Timmerman retired from the Bank on May 26, 2010, the result of which renders any further benefit from his employment contract null and void. On June 1, 2010, Mr. Dan Nichols announced his resignation from the Bank, the result of which renders any further benefit from his severance agreement null and void.

(3)	The total amounts shown exclude the following: (a) the value of vested stock options, all vested stock options are underwater, (b) the value of the vested ESOP benefits, which amounted to $0 for Mr. Bauer, $0 for Ms. Hayes, $72,545 for Mr. D. Timmerman, $14,696 for Mr. M. Timmerman, $26,985 for Mr. Ringgenberg and $37,560 for Mr. Nichols, (c) the value of the vested benefits under our Excess Benefit Plan, which amounted to $0 for Mr. Bauer, $0 for Ms. Hayes, $193,068 for Mr. D. Timmerman, $68,077 for Mr. M. Timmerman, $10,732 for Mr. Ringgenberg and $0 for Mr. Nichols, (d) the value of the vested benefits under our 401(k) Plan, which amounted to $40,243 for Mr. Bauer, $3,889 for Ms. Hayes, $222,619 for Mr. D. Timmerman, $137,694 for Mr. M. Timmerman, $638,643 for Mr. Ringgenberg and $232,558 for Mr. Nichols,

(e) the value of the vested benefits under our deferred compensation agreement for Mr. D. Timmerman, which amounted to $356,754, and (f) earned but unpaid salary and reimbursable expenses.

(4)	If the executive had died as of March 31, 2010, his beneficiaries or estate would have received life insurance proceeds of approximately $500,000 for Mr. Bauer, $300,000 for Ms. Hayes, $295,000 for Mr. D. Timmerman, $460,800 for Mr. M. Timmerman, $148,800 for Mr. Ringgenberg and $179,400 for Mr. Nichols. Each of the above-named executive officers have executed a waiver pursuant to the Company’s receipt of TARP funds with respect to the benefits conferred by the respective contracts, except in the case of Ms. Hayes, whose contract acknowledges the provisions of EESA and ARRA. On May 26, 2010, Mark Timmerman voluntarily terminated his employment contract with the Company and the Bank. Mr. Doug Timmerman retired from the Bank on May 26, 2010, the result of which renders any further benefit from his employment contract null and void. On June 1, 2010, Mr. Dan Nichols announced his resignation from the Bank, the result of which renders any further benefit from his severance agreement null and void.

(5)	In the event of an involuntary termination of employment by the employer without cause or by the executive due to adverse actions by the employer, the executives would be entitled to the following severance based on their base salary: (a) for Messrs. D. Timmerman and M. Timmerman, severance for 36 months based on their highest base salary in the prior five years, (b) $0 for Mr. Ringgenberg, and (c) for Mr. Nichols only following a change in control, severance for 12 months based on his highest base salary in the prior three years. The amounts shown have been discounted to present value assuming a 5% interest rate. Each of the above-named executive officers have executed a waiver pursuant to the Company’s receipt of TARP funds with respect to the benefits conferred by the respective contracts, except in the case of Ms. Hayes, whose contract acknowledges the provisions of EESA and ARRA. On May 26, 2010, Mark Timmerman voluntarily terminated his employment contract with the Company and the Bank. Mr. Doug Timmerman retired from the Bank on May 26, 2010, the result of which renders any further benefit from his employment contract null and void. On June 1, 2010, Mr. Dan Nichols announced his resignation from the Bank, the result of which renders any further benefit from his severance agreement null and void.

(6)	In the event of an involuntary termination of employment by the employer without cause or by the executive due to adverse actions by the Employers, the executives would be entitled to the following severance based on their incentive compensation: (a) for Messrs. D. Timmerman and M. Timmerman, severance for 36 months based on their highest base salary in the prior five years and their bonus for the prior calendar year, and (b) $0 for Messrs. Ringgenberg and Nichols. The amounts shown have been discounted to present value assuming a 5% interest rate. Each of the above-named executive officers have filed a waiver pursuant to the Company’s receipt of TARP funds with respect to the benefits conferred by the respective contracts, except in the case of Ms. Hayes, whose contract acknowledges the provisions of EESA and ARRA. Further, on May 26, 2010, Mark Timmerman voluntarily terminated his employment contract with the Company and the Bank. Mr. Doug Timmerman retired from the Bank on May 26, 2010, the result of which renders any further benefit from his employment contract null and void. On June 1, 2010, Mr. Dan Nichols announced his resignation from the Bank, the result of which renders any further benefit from his severance agreement null and void.

(7)	Represents the estimated present value cost (assuming a 5% interest rate) of providing continued health, dental, vision, life and long-term disability coverage to each of the executives for three years to Messrs. D. Timmerman and M. Timmerman and (only following a change in control) one year to Mr. Nichols. In each case, the benefits will be discontinued if the executive obtains full-time employment with a subsequent employer which provides substantially similar benefits. The estimated costs assume the current insurance premiums or costs increase by 10% on each January 1. Each of the above-named executive officers have executed a waiver pursuant to the Company’s receipt of TARP funds with respect to the benefits conferred by the respective contracts, except in the case of Ms. Hayes, whose contract acknowledges the provisions of EESA and ARRA. On May 26, 2010, Mark Timmerman voluntarily terminated his employment contract with the Company and the Bank. Mr. Doug Timmerman retired from the Bank on May 26, 2010, the result of which renders any further benefit from his employment contract null and void. On June 1, 2010, Mr. Dan Nichols announced his resignation from the Bank, the result of which renders any further benefit from his severance agreement null and void.

(8)	Represents the estimated present value costs (assuming a 5% interest rate) of paying the lease costs for automobiles for three years for Messrs. D. Timmerman and M. Timmerman, and (only following a change in control) one year for Mr. Nichols, based on the lease costs in effect on April 1, 2010. Each of the above-named executive officers have executed a waiver pursuant to the Company’s receipt of TARP funds with respect to the benefits conferred by the respective contracts, except in the case of Ms. Hayes, whose contract acknowledges the provisions of EESA and ARRA. On May 26, 2010, Mr. M. Timmerman voluntarily terminated his employment contract with the Company and the Bank. Mr. D. Timmerman retired from the Bank on May 26, 2010, the result of which renders any further benefit from his employment contract null and void. On June 1, 2010, Mr. Nichols announced his resignation from the Bank, the result of which renders any further benefit from his severance agreement null and void.

(9)	Represents the estimated present value costs (assuming a 5% interest rate) of paying continued club dues for Messrs. D. Timmerman and M. Timmerman for three years, based on the club dues in effect in 2009, as all club dues were eliminated in fiscal 2010. Each of the above-named executive officers have executed a waiver pursuant to the Company’s receipt of TARP funds with respect to the benefits conferred by the respective contracts, except in the case of Ms. Hayes, whose contract acknowledges the provisions of EESA and ARRA. On May 26, 2010, Mr. M. Timmerman voluntarily terminated his employment contract with the Company and the Bank. Mr. D. Timmerman retired from the Bank on May 26, 2010, the result of which renders any further benefit from his employment contract null and void. On June 1, 2010, Mr. Nichols announced his resignation from the Bank, the result of which renders any further benefit from his severance agreement null and void.

(10)	In the event of an involuntary termination of employment following a change in control, either by the Employers without cause or by the executive due to adverse actions by the Employers, each executive would be entitled to receive additional severance based on the additional contributions that would have been made by the Employers to their accounts under the 401(k) Plan and the Excess Benefit Plan for three years for Messrs. D. Timmerman and M. Timmerman, and one year for Mr. Nichols. The amounts shown in the table have been discounted to present value, assuming a 5% interest rate compounded annually. Each of the above-named executive officers have executed a waiver pursuant to the Company’s receipt of TARP funds with respect to the benefits conferred by the respective contracts, except in the case of Ms. Hayes, whose contract acknowledges the provisions of EESA and ARRA. On May 26, 2010, Mr. M. Timmerman voluntarily terminated his employment contract with the Company and the Bank. Mr. D. Timmerman retired from the Bank on May 26, 2010, the result of which renders any further benefit from his employment contract null and void. On June 1, 2010, Mr. Nichols announced his resignation from the Bank, the result of which renders any further benefit from his severance agreement null and void.

(11)	As of June 22, 2009, Chris M. Bauer was retained as President and Chief Executive Officer of the Company, replacing Douglas J. Timmerman, and Chief Executive Officer of the Bank, replacing Mark Timmerman. None of these changes constitute an involuntary termination without cause, as described above, and no termination payments described in this table are due to any executive as a result of any of these changes.

Indebtedness of Management

Directors, officers and employees of the Company and its subsidiaries are permitted to borrow from the Bank in accordance with the requirements of federal and state law. All loans made by the Bank to directors and executive officers or their related interests have been made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. It is the belief of management of the Company that at the time of origination these loans neither involved more than the normal risk of collectibility nor presented any other unfavorable features. As of March 31, 2010, the Bank had $9.3 million of loans outstanding to directors and executive officers of the Company and its subsidiaries and their related interests.

PROPOSAL 2

NON-BINDING RESOLUTION ON EXECUTIVE COMPENSATION

The American Recovery and Reinvestment Act of 2009 (“ARRA”), requires participants in the Capital Purchase Program of the Troubled Asset Relief Program (“TARP”), such as the Company, to permit a separate non-binding shareholder vote to approve the compensation of executive officers as disclosed pursuant to the compensation disclosure rules of the SEC. ARRA provides that TARP recipients shall permit such a non-binding shareholder vote at any annual meeting of shareholders that occurs during the period in which any obligation arising from financial assistance provided under TARP remains outstanding (other than obligations relating to the warrant for common stock issued to the Treasury).

The Board therefore is providing you, as a shareholder, the opportunity to approve the Company’s compensation of executive officers and recommends that you approve, in an advisory vote, the following resolution:

RESOLVED, that the shareholders approve the compensation of the Company’s executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC (including the CD&A, the compensation tables, and any related material).

Because your vote is advisory, it will not be binding upon the Board, overrule any decision made by the Board or create or imply any additional fiduciary duty by the Board. The Compensation Committee, however, may take into account the outcome of the vote when considering future executive compensation arrangements.

Recommendation of the Board of Directors

The Board recommends a vote “FOR” approving the compensation of the Company’s executive officers, as described in this proxy statement.

If a majority of the votes cast is voted “FOR” this Proposal 2, it will pass. Unless otherwise directed, all proxies will be voted “FOR” Proposal 2.

PROPOSAL 3

APPOINTMENT OF INDEPENDENT AUDITORS

As discussed under “Relationship with Independent Registered Public Accounting Firm,” the Audit Committee of our Board has appointed McGladrey & Pullen LLP, an independent registered public accounting firm, to perform the audit of the Company’s financial statements for the year ending March 31, 2011, and we have further directed that the selection of independent registered public accounting firm be submitted for ratification by shareholders at the Annual Meeting.

Representatives from McGladrey & Pullen LLP will be present at the Annual Meeting and will be given the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from shareholders.

McGladrey & Pullen LLP has audited our financial statements since 2006.

Fees for Professional Services

The following table sets forth the aggregate fees paid by us to McGladrey & Pullen LLP for professional services rendered in connection with the audit of the Company’s consolidated financial statements for fiscal 2010 and 2009, as well as the fees paid by us to our principal accountant for audit-related services, tax services and all other services rendered to us during fiscal 2010 and 2009.

	Year Ended March 31,
	2010	2009

Audit fees(1)	$1,196,100	$713,003
Audit-related fees(2)	8,300	8,000
Tax fees(3)	64,368	40,200
All other fees(4)	—	63,093

Total	$1,268,768	$824,296

(1)	Audit fees consist of fees incurred in connection with the audit of our annual consolidated financial statements and the review of the interim consolidated financial statements included in the Company’s quarterly reports filed with the SEC, the review of management’s assessment of internal control over financial reporting and the assessment of the effectiveness of the Company’s internal controls, as well as work generally only the independent registered public accounting firm can reasonably be expected to provide, such as statutory audits, comfort letters, consents and assistance with and review of documents filed with the SEC.

(2)	Audit-related fees consist of fees incurred in connection with compliance requirements of FHLB, WHEDA and Student Loan programs.

(3)	Tax fees consist of fees incurred in connection with tax planning, tax compliance and tax consulting services.

(4)	Includes fees in connection with our Registration Statement on Form S-3 filed October 2008.

During the fiscal year ended March 31, 2010, each new engagement of our independent registered public accounting firm was approved in advance by the Audit Committee, and none of those engagements made use of the de minimis exception to pre-approval contained in SEC regulations.

Recommendation of the Board of Directors

The Board recommends a vote “FOR” the ratification of McGladrey & Pullen LLP as the Company’s independent auditors for 2011.

If a majority of the votes cast is voted “FOR” this Proposal 3, it will pass. Unless otherwise directed, all proxies will be voted “FOR” Proposal 3.

SHAREHOLDER PROPOSALS AND NOMINATIONS FOR THE 2011 ANNUAL MEETING

Any proposal which a Shareholder wishes to have included in our proxy materials relating to the next annual meeting of shareholders of the Company, which is scheduled to be held in 2011, must be received at the principal executive offices of the Company, 25 West Main Street, Madison, Wisconsin 53703, Attention: Mark D. Timmerman, Executive Vice President, Secretary and General Counsel, no later than February 16, 2011. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, it will be included in the proxy statement and set forth on the form of proxy issued for such annual meeting of shareholders. It is urged that any such proposals be sent certified mail, return receipt requested.

Shareholder proposals which are not submitted for inclusion in our proxy materials pursuant to Rule 14a-8 under the Exchange Act may be brought before an annual meeting pursuant to Article II, Section 2.17 of our Bylaws, which provide that business at an annual meeting of shareholders must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (b) otherwise properly brought before the meeting by or at the direction of the board of directors or (c) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 days prior to the anniversary date of the mailing of the proxy materials by the Company for the immediately preceding annual meeting. Shareholder proposals for the Company’s next annual meeting scheduled to be held in July 2011 which are not intended to be included in the Company’s proxy materials for such meeting, must be received at the Company’s executive offices by April 20, 2011. A shareholder’s notice must set forth as to each matter the shareholder proposes to bring before an annual meeting (a) a brief description of the business desired to be brought before the annual meeting; (b) the name and address, as they appear on the Company’s books, of the shareholder proposing such business; (c) the number of shares of common stock which are beneficially owned by the shareholder; and (d) any material interest of the shareholder in such business.

ANNUAL REPORT

A copy of our annual report on Form 10-K for the year ended March 31, 2010, accompanies this Proxy Statement. The financial information provided in our annual report on Form 10-K and required pursuant to Item 13(a) of Schedule 14A are incorporated by reference into this Proxy Statement.

OTHER MATTERS

We are not aware of any business to come before the Annual Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

BY ORDER OF THE BOARD OF DIRECTORS

Mark D. Timmerman
Executive Vice President, Secretary and
General Counsel

Madison, Wisconsin
July 7, 2010

ANNUAL MEETING OF STOCKHOLDERS OF
ANCHOR BANCORP WISCONSIN INC.
August 9, 2010
Please mark, sign, date and
return this proxy in the
envelope provided as soon
as possible.
¯ Please detach along perforated line and mail in the envelope provided.¯

■	20330300000000000000 3	080910

☒
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

						FOR	AGAINST	ABSTAIN
1. ELECTION OF DIRECTORS: (for three-year term and in each case until their successors are elected and qualified)				2.	Non-binding, advisory proposal to approve the compensation of the Company’s executive officers.	☐	☐	☐
NOMINEES:
☐	FOR ALL NOMINEES	¡	Greg M. Larson
		¡	David L. Omachinski
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡	Pat Richter	3.	Proposal to ratify the appointment of McGladrey and Pullen LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2011.	☐	☐	☐

☐	FOR ALL EXCEPT (See instructions below)
				4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

ELECTRONIC ACCESS TO FUTURE DOCUMENTS
If you would like to receive future shareholder communications over the Internet exclusively, and no longer receive any material by mail please visit http://www.amstock.com. Click on Shareholder Account Access to enroll. Please enter your account number and tax identification number to log in, then select Receive Company Mailings via E-Mail and provide your e-mail address.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

■	Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
■

ANNUAL MEETING OF STOCKHOLDERS OF ANCHOR BANCORP WISCONSIN INC. August 9, 2010 PROXY VOTING INSTRUCTIONS TELEPHONE — Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card. Vote by phone until 11:59 PM EST the day before the meeting. MAIL — Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON — You may vote your shares in person by attending the Annual Meeting. COMPANY NUMBER ACCOUNT NUMBER Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone. 20330300000000000000 3 080910 PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x FOR AGAINST ABSTAIN 1. ELECTION OF DIRECTORS: (for three-year term and in each case 2. Non-binding, advisory proposal to approve the compensation of until their successors are elected and qualified) the Company’s executive officers. NOMINEES: FOR ALL NOMINEES O Greg M. Larson O David L. Omachinski O Pat Richter 3. Proposal to ratify the appointment of McGladrey and Pullen LLP WITHHOLD AUTHORITY FOR ALL NOMINEES as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2011. FOR ALL EXCEPT (See instructions below) 4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: JOHN SMITH ELECTRONIC ACCESS TO FUTURE DOCUMENTS 1234 MAIN STREET If you would like to receive future shareholder communications over the Internet APT. 203 exclusively, and no longer receive any material by mail please visit NEW YORK, NY 10038 http://www.amstock.com. Click on Shareholder Account Access to enroll. Please enter your account number and tax identification number to log in, then select Receive Company Mailings via E-Mail and provide your e-mail address. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

REVOCABLE PROXY ANCHOR BANCORP WISCONSIN INC. ANNUAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ANCHOR BANCORP WISCONSIN INC. (“COMPANY”) FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 9, 2010 AND AT ANY ADJOURNMENT THEREOF. The undersigned, being a stockholder of the Company as of June 4, 2010, hereby authorizes the Board of Directors of the Company or any successors thereto as proxies with full powers of substitution, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Crowne Plaza, 4402 E. Washington Avenue, Madison, Wisconsin on August 9, 2010, at 2:00 p.m., Central Time, and at any adjournment of said meeting and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as follows: The Company’s Board of Directors unanimously recommends that you vote “FOR” each director nominee (Proposal 1) and “FOR” the approval of each of Proposals 2 and 3. Such votes are hereby solicited by the Board of Directors. You may revoke these instructions at any time prior to the Annual Meeting. SHARES OF THE COMPANY’S COMMON STOCK WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE BOARD OF DIRECTORS’ NOMINEES TO THE BOARD OF DIRECTORS AND FOR PROPOSALS 2 AND 3 AND OTHERWISE AT THE DISCRETION OF THE PROXIES. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE ANNUAL MEETING. (Continued and to be signed on the reverse side) 14475